EXPLANATORY NOTE

The following amendment (the “Amendment”) is being submitted for the purposes of (i) including Emerson Equity LLC, a California limited liability company (“Emerson”) as a Placement Agent and broker of record for the Company in certain states; (ii) amending the Offering Statement to include all U.S. states and territories in which the Company and the Placement Agent intend to offer the securities pursuant to this Offering; and (iii) providing audited financial statements as of December 31, 2023 and update the related disclosures. As of the date of this Amendment, the Company has raised $124,500 from 27 investors in this Offering.

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

File No. 024-12349

OFFERING CIRCULAR	DATED JUNE 10, 2024

ALTERNATIVE BALLISTICS CORPORATION

5940 S. Rainbow Blvd.

Las Vegas, NV 89118

5,890,000 SHARES OF COMMON STOCK BY THE COMPANY

2,510,000 SHARES OF COMMON STOCK BY THE SELLING STOCKHOLDERS

This is a public offering (the “Offering”) by Alternative Ballistics Corporation, a Nevada corporation (“ABC,” “we,” “our,” “us, or the “Company”) of up to 8,400,000 shares of our common stock, par value $0.001 (the “Shares”), consisting of (i) 5,890,000 shares (the “Maximum Offering”) of our common stock offered by the Company; and (ii) 2,510,000 shares of common stock (the “Resale Shares”), on behalf of certain selling stockholders (the “Selling Stockholders”).

The initial price per Share in this Offering is $2.00 per share. This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this Offering to close. Thus, we may receive no or minimal proceeds from this Offering. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders. Selling Stockholders may only make offers and sales of their shares of up to 30% of the gross proceeds from this Offering.

The Offering will be conducted through the online platform of Issuance, Inc, whereby investors will receive, review, execute, and deliver subscription agreements electronically as well as make payment of the purchase price by ACH debit transfer, wire transfer, or credit card to an account designated by the Company. There is no escrow established for this Offering. We will hold a series of Closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions. After each Closing, funds tendered by investors will be available to us, and since there is no minimum Offering amount, we will have access to these funds even if they do not cover the expenses of this Offering.

The minimum purchase requirement is $2,000, or 1,000 shares of common stock; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. We commenced the sale of the Shares as of February 26, 2024, the date on which the Offering Statement of which this Offering Circular is a part, was qualified by the Securities and Exchange Commission (the “Commission”).

Shares offered by the Company will be sold through the Company’s executive officers, directors, and the Placement Agent and Selling Group Members (both defined below) on a best-efforts basis. We have engaged Emerson Equity LLC (“Placement Agent”) which is registered with the Commission and a member of the Financial Industry Regulatory Authority (“FINRA”) for the sale of Shares in all states where the Placement Agent is registered and broker of record for the Offering in certain states. The Placement Agent is also authorized to enlist other Commission registered FINRA members acceptable to the Placement Agent and the Company to sell the Shares (each, a “Selling Group Member”). The following commissions and expenses will be paid from the gross proceeds from the sale of Shares to the Placement Agent: (i) selling commissions (the “Selling Commissions”) of up to 6.0% of the purchase price of the Shares sold by the Placement Agent; (ii) a wholesaler fee of up to 1.0% of the purchase price of the Shares sold by the Placement Agent; (iii) a non-accountable marketing and due diligence allowance of up to 1.0% of the purchase price of the Shares sold by the Placement Agent; and (iv) a placement fee equal to 1.0% of the purchase price of all Shares sold by the Placement Agent in certain states, as more fully described in the section “Plan of Distribution.” Shares offered by the Selling Stockholders will be sold by the Selling Stockholders.

Prior to this Offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. After the Qualification Date, we intend to seek a market maker to file an application for quotation of our common stock on the OTC Markets (“OTCQB”), which is maintained by FINRA. There is no guarantee that a market maker will file and application, our application will be approved, or that an active trading market will develop in our securities.

Following the completion of this Offering, we will be a “controlled company,” meaning that more than 50% of our voting power is held by a single person, entity, or group. Our Chief Executive Officer, Steven Luna, owns 65.69% of our voting stock prior to the Offering and, assuming the sale of the Maximum Offering, will own 64.54% of our voting stock after the Offering, a majority of which is due to his ownership of 2,000,000 shares of Series A Preferred Stock which has 100 to one voting rights with our common stock.

We are an “emerging growth company” under the federal securities laws. (See “Offering Circular Summary—Implications of Being an Emerging Growth Company.”)

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. (See “Risk Factors” beginning on page 9.)

This Offering began on February 26, 2024, the date the Offering Statement of which this Offering Circular is a part was declared qualified by the Commission (the “Qualification Date”). We have commenced the sale of the securities described herein. This Offering will terminate at the earlier of (i) the date at which the Maximum Offering set forth above has been sold, (ii) one year from the Qualification Date, or (iii) the date at which this Offering is earlier terminated by us at our sole discretion. At least every 12 months after this Offering has been qualified by the Commission, we will file a post-qualification amendment to include our recent financial statements.

The Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. (See “Plan of Distribution—Investment Limitations.”) Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular is not an offer to sell, nor solicitation of an offer to buy, any of our securities in any state or other jurisdiction in which such sale is prohibited. This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

For more information concerning the procedures of the Offering, please refer to “Plan of Distribution” beginning on page 62.

The date of this Offering Circular is June 10, 2024

i

ABOUT THIS OFFERING CIRCULAR

As used in this Offering Circular, unless the context otherwise requires or indicates, references to the “Company,” “we,” “our,” “ourselves,” and “us” refer to Alternative Ballistics Corporation.

You should rely only on the information contained in this Offering Circular prepared by us or on our behalf that we have referred you to. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. This Offering Circular is an offer to sell only the shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. We are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. We are not making an offer of these securities in any state, country, or other jurisdiction where the offer is not permitted. You should not assume that the information in this Offering Circular is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our common stock. Our business, financial condition, results of operations and cash flows may have changed since the date of the applicable document.

This Offering Circular describes the specific details regarding this Offering and the terms and conditions of our common stock being offered hereby and the risks of investing in our common stock. For additional information, please see the section entitled “Where You Can Find More Information.”

You should not interpret the contents of this Offering Circular to be legal, tax advice, business, or financial advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in our common stock.

1

MARKET AND INDUSTRY DATA

This Offering Circular includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other independent information publicly available to us. Statements as to our market position are based on market data currently available to us. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information obtained from these sources. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources.

We believe our internal research is reliable, even though such research has not been verified by any independent sources. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular.

The Alternative® are registered or common law trademarks for Alternative Ballistics Corporation. This Offering Circular contains references to our trademark, both registered and common law, and to trademarks belonging to our entity. Solely for convenience, trademarks and trade names referred to in this Offering Circular, including logos, artworks, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended in any way that we will not assert, to the fullest extend under applicable law, our rights to these trademarks and trade names.

All other brand names, trademarks, trade names, and service marks appearing in this Offering Circular are the property of their respective owners. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

2

OFFERING CIRCULAR SUMMARY

This summary highlights certain information appearing elsewhere in this Offering Circular. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this Offering Circular. Before you make an investment decision, you should read this entire Offering Circular carefully, including the sections of this Offering Circular entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and similar headings. You should also carefully read our financial statements, and the exhibits to the Offering Statement of which this Offering Circular forms a part. This Offering Circular includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

Alternative Ballistics Corporation (“we,” “us,” “our,” “ABC,” or the “Company”) is a next generation less-lethal technology company. We are a new venture, specializing in the production and distribution of a less-lethal impact round known as The Alternative® designed for the law enforcement industry with an application in the commercial market for consumers. The Alternative® has been in research and development (“R&D”) for several years and was completed in the fourth quarter of 2022. We are now introducing our initial product to the market by establishing proof of concept through pilot programs with participating U.S. police departments and contracting internationally with agencies in foreign markets.

Our management team is a diverse group from various business backgrounds, such as legal, finance, fintech, and business development, and includes a team of law enforcement professionals, including a retired chief of police, a retired sergeant, detective, and SWAT operators. Our lead law enforcement instructors have served on patrol as field training officers and are highly experienced with the use of force tactics, including the deployment of every less lethal option currently available in the professional market.

Our Product

The Alternative® attaches to an officer’s service weapon and is designed for situations where a responding officer may choose to deploy an intermediate force option to de-escalate a dangerous situation with a non-compliant subject, who is presenting a threat of violence to officers, bystanders, or themselves. Once deployed, the device uses bullet capture technology to reduce the velocity and lethality of a bullet for one round, and once fired, the weapon immediately reverts back to its normal function, providing seamless lethal cover for the responding officer without transitioning to and from a separate device. Our intention is for The Alternative® to reduce fatalities related to officer involved shootings with a tool that simultaneously optimizes officer safety in the line of duty.

The unit is a blunt force impact device that consists of a specialized alloy projectile, which is mounted onto the front of a bright orange docking unit, stored in an easily accessible pouch that fits on a duty belt, and uses an officer’s service weapon as its deployment platform. It is compatible with the most commonly used firearms in U.S. police departments, such as Glock, Sig Sauer P320, Smith & Wesson M&P, and CZ P-10.

When being deployed, the unit is removed from the holster and attaches to the top of the firearm within seconds, ready for action, allowing an officer to remain in control of the situation. Once the weapon is fired, the bullet welds inside the projectile becoming one unit, and the new munition is propelled downrange toward the target by the bullet’s kinetic energy at approximately 210-225 feet per second (fps), or roughly 20% the speed of a normal bullet, impacting the targeted individual with incapacitating, non-penetrating energy that poses very little risk of death or critical injury.

Our Mission

Our team understands the complexities of law enforcement encounters, yet our mission is simple: preserve life and protect officers in the line of duty. To do this, we intend to partner with law enforcement agencies throughout the world to equip and train officers with The Alternative® as an efficient and effective intermediate force option when responding to dangerous encounters to mitigate the risk and impact to the departments and to the lives affected by officer involved shootings.

We believe The Alternative® can play a critical role in the concept of a less-lethal community, where innovators work toward the common goal of addressing use of force challenges in modern policing. We believe that the use of less-lethal technologies, such as The Alternative® when applicable, not only has the potential to save lives and keep officers whole but can also build trust between law enforcement and the communities that they serve and protect.

3

Our Market Opportunity

Although The Alternative® is technically not classified by the ATF as ammunition, our product is in the Less Lethal Ammunition (“LLA”) market of the law enforcement industry. This is a niche market with multiple weapons and options available to officers for the deployment of various types of tools designed to temporarily incapacitate, stun, or cause temporary discomfort to a person without penetrating the body. Less-lethal technologies are continuously evolving, and law enforcement agencies are generally open to reviewing data, scheduling demonstrations, or procuring ammunition samples to conduct their own internal testing, which is influencing the growth of the LLA global market.

The LLA global market was roughly $850 million in 2022 and is projected to grow from $890 million in 2023 to $1.2 billion by 2030, registering a Combined Annual Growth Rate (“CAGR”) of 5.71% during the forecast period of 2023 through 2030.1 The common types of weapons in this market are shotguns and launchers deploying multiple types of ammunition, such as rubber bullets, bean bag rounds, polyethylene/plastic bullets, and paintballs, and the end users are law enforcement, military, and security companies. Researchers have formulated several testing methodologies, which help in assessing less-lethal kinetic energy munitions, and the results from these tests are presented to end users to enable the assessment and informed decision-making in the procurement process.

North America dominated the LLA market and accounted for over 32% of the revenue share in 2022,2 and the U.S. is the major contributor to LLA sales in North America, since it exhibits a high defense-spending budget every year, thereby leading to a higher procurement of LLA for its law enforcement and military agencies. Asia Pacific is expected to witness notable growth over the 2030 forecast period with factors, such as the rise in China’s defense spending and the increase of political disputes and civil disorder in parts of India, that are expected to drive the demand for LLA in this region.3 Middle East Asia is expected to witness the fastest CAGR of 7.8% over the 2030 forecast period, owing to a notable rise in crime rate in countries such as South Africa, Kenya, Nigeria, and Papua New Guinea.4

On a domestic level, the U.S. target markets include federal, state, and local law enforcement agencies, of which there are over 18,000 agencies, which include almost 700,000 full-time law enforcement officers combined.5 At the state level, we look to contract with state police and state highway patrol, and at the local level, we aim to contract with municipal, county, tribal, and regional police departments. At the deputy sheriffs level, our goal is to contract with patrol and correctional facilities. At the federal level, we look to contract with Department of Homeland Security (“DHS”) agencies, such as Border Patrol, Immigrations and Customs Enforcement (“ICE”), and Secret Service; also with Department of Justice (“DOJ”) agencies, such as Bureau of Alcohol, Tobacco, and Firearms (“ATF”), Drug Enforcement Administration (“DEA”), Federal Bureau of Investigation (“FBI”), U.S. Marshals, and the Federal Bureau of Prisons; with Department of Interior agencies, such as the Bureau of Land Management, U.S. Park Rangers, and the U.S. Park Police; and finally the Legislative Branch to contract with the U.S. Capitol Police.

Our Competitive Strengths

The Alternative® is a unique less lethal tool, unlike any other option that is currently available to officers in the marketplace. Our technology fills a critical safety gap in situations where officers encounter non-compliant subjects who are presenting a lethal threat with a weapon other than a gun. Under current protocols with traditional options, officers generally identify these situations as a less-lethal encounter and proceed to call for back-up to arrive with an appropriate tool, such as a beanbag shotgun round or the 40mm less-lethal munition which is deployed by a rifle or launcher.

The “safety gap” referenced above relates to the time that it takes for an officer to arrive and get into position before deploying a less-lethal tool, commonly referred to in law enforcement as a “planned event.” Since less-lethal launchers are generally carried in the officer’s vehicle or by a designated tactical group, it is not an efficient option for situations where every moment is critical, and the matter of life and death hangs in the balance. In summary, we believe that less-lethal launchers are extremely valuable tools, but they are often minutes away when seconds count.

1 Global Less Lethal Ammunition Market Overview, By: Sejar Akre, Market Research Future, July 2023

2 Id.

3 Id.

4 Id.

5 FBI; U.S. Bureau of Justice Statistics; Statista 2021

4

Our Growth Strategy

We have a global growth strategy for the domestic and international professional markets of the law enforcement and security industries, and we have plans to develop a consumer version for global commercial markets as well in the next one to two years. We plan to first penetrate the U.S. law enforcement market through multiple sales and marketing initiatives to establish proof of concept with the goal to quickly gain market share soon thereafter.

Our team utilizes various methods to market The Alternative®, including direct sales efforts, exhibiting at trade shows, conducting live demonstrations, and various email and online marketing campaigns. We also leverage the networks of our law enforcement team and our advisory board, and we work with a government relations firm to build awareness and gain political traction at the Federal, State, and Local levels, and with national associations and Federal agencies. We have made connections with departments across the country that have expressed high interest in The Alternative®, and we believe that the sales cycle will be shortened once The Alternative® becomes more prominent in the field with successful domestic and international deployments.

We have a robust intellectual property (“IP”) portfolio strategy for domestic and international protections, and our IP is currently protected in the U.S. and a number of other countries where we are aggressively pursuing sales opportunities. We plan to have additional international protections as we expand our footprint and plan to file patents in new countries pending our Patent Cooperation Treaty (“PCT”) filing window.

The ABC training program is just as important as the technology itself. The program requires ongoing training and requalification on at least an annual basis, which creates our recurring revenue model. All training is conducted by ABC’s law enforcement professionals, and this area of the business will constitute our largest and most complex operations, as it requires sending training teams throughout the country and eventually the globe to conduct presentations, demonstrations, and training. The training program is built on repeatable practices and well-developed standard operating procedures (“SOPs”) to allow for efficiency, efficacy, and scalability.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this Offering Circular Summary. Some of these principal risks include the following:

●	We have a limited operating history on which you can evaluate our business;
●	We have a history of operating losses;
●	We expect to require additional capital in the future to support our operations and growth plans;
●	If we are unable to successfully implement our business plan for the sale of The Alternative®, our revenue growth could be slower than we expect and our business, operating results, and financial condition could be adversely affected;
●	We depend on the potential sales of The Alternative® and on maintaining and strengthening our brand;
●	We depend on third-party suppliers including sole source providers for certain components;
●	We are subject to extensive regulation, non-compliance with which could result in fines, penalties, and other costs and liabilities;
●	If we deliver products with defects, we may be subject to product recalls or negative publicity, our credibility may be harmed;
●	Market acceptance of our products may never be achieved;
●	Product liability lawsuits and other litigation against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop;
●	The markets for security products and defense technology are in a state of technological change which could have a material adverse impact on our business, financial condition, and results of operations;
●	Our performance is influenced by a variety of economic, social, and political factors;
●	We are subject to extensive regulation and could incur fines, penalties, and other costs and liabilities under such requirements;
●	If we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights;
●	There is no trading market for our common stock and a trading market may never develop or, if developed, be sustained;
●	If a trading market for our common stock is developed, our stock price may be volatile or may decline, including due to factors beyond our control, resulting in substantial losses for investors purchasing shares in this Offering; and
●	Purchasers in this Offering will experience immediate and substantial dilution.

5

Implications of being a Controlled Company

Upon completion of this Offering, assuming that we raise the Maximum Offering, our Chief Executive Officer, Steven Luna will beneficially own approximately 64.54% of the voting power of our outstanding voting securities and we will be a “controlled company,” meaning that more than 50% of our voting power is held by a single person, entity or group.

As long as our principal shareholder owns at least 50% of the voting power of our Company, we will be a controlled company.

By virtue of Mr. Luna being the majority shareholder of the Company and pursuant to the bylaws, any action requiring shareholder consent only requires the vote of a majority of the shareholders and, therefore, all corporate actions can be approved solely by Mr. Luna.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We are an “emerging growth company” as defined in the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; (ii) the exemptions from say-on-pay, say-on-frequency, and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of this Offering; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies. If we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Our Corporate Information:

Our principal executive and administrative offices are located at 5940 S. Rainbow Blvd, Las Vegas, Nevada 89118, and our telephone number is (619) 326-4411. Our website address is alternativeballistics.com. The information on, or that can be accessed through, our website is not incorporated by reference into this Offering Circular and should not be considered to be a part of this Offering Circular.

6

THE OFFERING

Company	Alternative Ballistics Corporation, a Nevada corporation

Common stock offered by us	5,890,000 shares of common stock (the “Maximum Offering”)

Common stock offered by the Selling Stockholders	2,510,000 shares of common stock (the “Resale Shares”)

Offering price	$2.00 per share of common stock

Number of shares outstanding prior to this Offering	136,714,496

Number of shares outstanding after this Offering	138,535,746, assuming we sell the Maximum Offering

Minimum Offering	None

Minimum Investment Amount	$2,000 for 1,000 shares of common stock, subject to waiver at our discretion.

Use of Proceeds	We expect to receive net proceeds from this Offering of approximately $10,984,960, assuming we sell the Maximum Offering, and after deducting estimated Offering expenses of $795,040.

We will not receive any proceeds from the sale of the Selling Stockholders’ shares of common stock.

Offering Period and Expiration Date	This Offering began on February 26, 2024, the date the Offering Statement of which this Offering Circular is a part was declared qualified by the Commission (the “Qualification Date”). We expect to commence the sale of the securities within two calendar days after the Qualification Date. This Offering will terminate at the earlier of (i) the date at which the Maximum Offering set forth above has been sold, (ii) one year from the Qualification Date, or (iii) the date at which this Offering is earlier terminated by us at our sole discretion.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends. (See “Dividend Policy.”)

Controlled Company	Following the Offering, and assuming we sell the Maximum Offering, Steven Luna, our Chief Executive Officer, will have 64.54% voting control of the Company and therefore, we will be a “controlled company” meaning that more than 50% of our voting power is held by a single person, entity or group.

Risk Factors	Investing in our securities involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. (See “Risk Factors.”)

Listing	There is currently no public market for the shares of our common stock. There can be no assurance that a market maker will agree to file the necessary documents to allow our shares of common stock to be traded on the OTC Markets nor can there be any assurance that such an application for quotation will be approved if filed.

Except as otherwise indicated, all information in this Offering Circular is based on 136,714,496 shares outstanding prior to this Offering, and:

●	assumes the sale of the Maximum Offering;
●	excludes 12,500,000 shares of common stock reserved for issuance pursuant to the 2021 Equity Compensation Plan; and
●	excludes outstanding warrants exercisable for 14,400,000 shares of common stock.

(See “Description of Securities.”)

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SUMMARY FINANCIAL DATA

The following table presents the statement of operations data for the years ended December 31, 2023 and 2022. Our historical results are not necessarily indicative of our results in any future period.

You should read the following summary financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this Offering Circular. The amounts presented as of and for the years ended December 31, 2023 and 2022 were derived from our audited financial statements, presented elsewhere in this Offering Circular. The summary financial data in this section is not intended to replace our financial statements and the related notes and are qualified in their entirety by the financial statements and related notes included elsewhere in this Offering Circular.

	December 31,
	2023	2022
Statement of Operations Data

Revenue	$2,279	$-
Cost of Sales	357-	-
Margin	1,922	-

Expenses
Sales and Marketing	$291,721	$428,845
Research and development	23,657	64,257
Professional Fees	223,001	269,882
General and Administrative	35,757,413	2,953,164
Total operating expenses	36,295,792	3,716,148

Net operating loss	(36,293,870)	(3,716,148)

Interest expense	(306,568)	(237,926)
Net other income (expenses)	(306,568)	(237,926)
Net loss	$(36,600,438)	$(3,954,074)

	December 31,
	2023	2022
Balance Sheet Data

Cash and Cash Equivalents	$561,645	$379,192
Total Current Assets	598,766	393,237
Total Assets	616,384	415,096
Total Current Liabilities	684,912	1,166,456
Total Liabilities	1,684,912	2,516,456
Accumulated Deficit	(43,203,417)	(6,602,979)
Total Stockholder’s Deficit	(1,068,528)	(2,101,361)
Total Liabilities and Stockholder’s Equity	$616,384	$415,096

8

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered highly speculative. You should carefully consider the risks described below and the other information in this Offering Circular before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose part or all of your investment. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. (See “Cautionary Note Regarding Forward-Looking Statements.”)

Risks Related to Our Business

We have a limited operating history on which you can evaluate our business.

We have a limited operating history on which you can evaluate our business. Although our corporate entity has existed since 2020, we have not produced any revenue. We only officially launched our “pilot program” in 2022. As a result, our business is subject to many of the problems, expenses, delays, and risks inherent in the rapid growth of a relatively new business and the integration of key personnel and infrastructure.

Our independent audit firm has expressed in its report to our audited financial statements a substantial doubt about our ability to continue as a going concern.

We have not yet begun to generate material revenues from our operations to fund our activities and are therefore dependent upon external sources for financing our operations. There is a risk that we will be unable to obtain necessary financing to continue our operations on terms acceptable to us or at all. As a result, our independent audit firm has expressed in its auditors’ report on the financial statements a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. If we cannot continue as a going concern, our shareholders may lose their entire investment.

We have a history of operating losses and we cannot guarantee that we will be able to achieve or sustain profitability.

We have recorded a net loss in all reporting periods since our inception through the fiscal year ended December 31, 2023. Our net loss for the years ended December 31, 2023 and 2022 was $36,600,438 and $3,954,074, respectively. There can be no assurance that we will not experience net losses in the future and there can be no assurance of ever achieving profitability.

We expect to require additional financing in the future to generate substantial revenue growth. If we do not obtain such additional financing, our business prospects, financial condition, and results of operations could be adversely affected.

We expect to require additional financing in the future to generate substantial revenue growth. There can be no assurance that such financing will be available at all or on favorable terms. Failure to achieve revenue may result in us seeking to obtain such additional financing, which could result in delay of our development and sale of our products. Subsequent financing may dilute the ownership interest of our stockholders at the time of the financing and may dilute the value of their stock.

If we are unable to successfully implement our business plan for the sale of The Alternative®, our revenue growth could be slower than we expect.

The Alternative® is a new product and its long-term adoption by the U.S. law enforcement industry, and by potential other markets including government, military, private security, and international markets, remains unknown. Among other things, production delays, excessive costs, performance failures, new legislation or regulation, competition, or negative publicity could stall or prevent its success in the market and generation of revenue. In addition, we have increased and may further increase our operating expenses in order to fund increases in our manufacturing, distribution, and sales and marketing efforts and increase our administrative resources in anticipation of future growth. To the extent that increases in such expenses precede or are not subsequently followed by increased revenues, our business, operating results, and financial condition may be materially adversely affected.

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We may not be able to effectively manage our growth.

As we grow our business, a lack of demand for our products, competition, a decrease in the growth rate of our overall market, failure to develop and successfully market our products, or the maturation of our business or market could harm our business. We expect to make significant investments in R&D and sales and marketing, expand our operations and infrastructure, design and develop or acquire new products, and enhance our existing products. If our sales do not increase at a sufficient rate to offset these increases in our operating expenses, our profitability may decline in future periods.

Since inception, our operations have expanded rapidly and the scope and complexity of our business have increased substantially. We have only a limited history operating our business at its current scale. Key members of our management team do not have substantial tenure working together. Consequently, if our operations continue to grow at a rapid pace, we may experience difficulties in managing this growth and building the appropriate processes and controls. Continued growth may increase the strain on our resources, and we could experience operating difficulties, including difficulties in sourcing, logistics, recruiting, maintaining internal controls, marketing, designing innovative products, and meeting consumer needs. If we do not adapt to meet these evolving challenges, the strength of our brand may erode, the quality of our products may suffer, we may not be able to deliver products on a timely basis, to our customers, and our corporate culture may be harmed.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We may be subject to proceedings or claims that may arise in the ordinary course of the business, which could include product and service warranty claims, which could be substantial. If our products fail to perform as warranted and we fail to quickly resolve product quality or performance issues in a timely manner, our reputation may be tarnished, potential sales may be lost, and we may be forced to pay damages. The occurrence of product defects and the inability to correct errors could result in the delay or loss of market acceptance of our products, material warranty expense, diversion of technological and other resources from our product development efforts, and the loss of credibility with customers, manufacturer’s representatives, distributors, dealers, and end-users, any of which could have a material adverse effect on our business, operating results, and financial conditions.

Our products are used in activities and situations that involve risk of personal injury. Our products expose us to potential product liability, warranty liability, and personal injury claims and litigation relating to the use or misuse of our products, including allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product or activities associated with the product, negligence, and strict liability. If successful, any such claims could have a material adverse effect on our business, operating results, and financial condition. Defects in our products may result in a loss of sales, recall expenses, delay in market acceptance, and damage to our reputation and increased warranty costs, which could have a material adverse effect on our business, operating results, and financial condition. In addition, our reputation may be adversely affected by such claims, whether or not successful, including potential negative publicity about our products.

We maintain general liability insurance that includes product liability coverage in amounts that we believe are reasonable, but there is no assurance that we will be able to maintain such insurance on acceptable terms, if at all, in the future and product liability claims may exceed the amount of insurance coverage.

The failure to attract and retain key personnel could have an adverse effect on our operating results.

Our success depends substantially on the efforts and abilities of our senior management and key personnel. The competition for qualified management and key personnel is intense. The loss of the services of one or more of our key personnel could materially and adversely affect our operations.

Further, our success and achievement of our growth plans depend on our ability to hire, train, and retain other highly qualified personnel. Our inability to maintain or attract qualified employees could delay the development and sale of our products, disrupt our business, and interfere with our ability to execute our business plan.

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We have only developed The Alternative® for certain firearm models.

Currently, the docking unit we have developed for The Alternative® is compatible with a limited selection of firearm models. To initially launch operations, we selected the most used models by the law enforcement industry, including the Glock 17 and 19, Smith & Wesson M&P, CZ P-10, and Sig Sauer P229 to produce our current docking units. However, we understand that departments may contract with other companies to supply different firearm models to their force. In this event, we may have to develop a docking unit compatible with another model sooner than anticipated. These types of changes may affect our progress, as building molds incurs significant cost for each new model that is produced.

Sale of The Alternative® depends on the continued availability of the device’s components through its current source suppliers.

We have established multiple suppliers for each of the components for The Alternative®, which are the plastic docking unit and the alloy projectile. A disruption in the availability of raw materials and/or a spike in production costs could have an adverse impact on potential future sales of The Alternative®.

Our business depends on maintaining and strengthening our brand and generating and maintaining demand for our products.

The Alternative® name and brand image are integral to the growth of our business, as well as to the implementation of our strategies for expanding our business. Our success depends on the value and reputation of our brand, which, in turn, depends on factors such as the quality, design, performance, functionality, and durability of our products, the image of our online presence, our communication activities, including advertising, social media, and public relations, and our management of the customer experience, including direct interfaces through customer service. Maintaining, promoting, and positioning our brand are important to expanding our customer base, and will depend largely on the success of our marketing and merchandising efforts and our ability to provide consistent, high quality customer experiences. We intend to make substantial investments in these areas in order to maintain and enhance our brand, however such investments may not be successful. Ineffective marketing, negative publicity, product diversion to unauthorized distribution channels, product or manufacturing defects, counterfeit products, unfair labor practices, failure to protect the intellectual property rights in our brand, and inability to provide satisfactory customer service experience as we rapidly expand our business, are some of the potential threats to the strength of our brand, and those and other factors could rapidly and severely diminish customer confidence in us. Furthermore, these factors could cause our customers to lose the personal connection they feel with The Alternative® brand. We believe that maintaining and enhancing our brand image in our current markets and in new markets where we have limited brand recognition is important to expanding our customer base. If we are unable to maintain or enhance our brand in current or new markets, our growth strategy and results of operations could be harmed.

We are dependent on our relationships with key source suppliers for our business.

Our future operating results depend upon our ability to obtain timely delivery of a sufficient amount with reliable quality of all components on commercially reasonable terms. Failure of a supplier’s business or consolidation within the industry could further limit our ability to purchase key components in sufficient quantities and on commercially reasonable terms. Demands of competitors, including those with larger operations and stronger bargaining power, or those willing to pay a higher price or accept lower standards, could also limit our ability to purchase key components in sufficient quantities on commercially reasonable terms. Failure of our suppliers to provide sufficient quantities of components on favorable terms, meet quality standards, or deliver components on a timely basis may occur due to industry shortages of certain raw materials or other reasons. Such failures could delay or stop our production, result in possible lost sales, and seriously threaten our liquidity and revenues.

We are dependent on the quality of parts supplied by and quality controls of our source suppliers.

The Alternative® contains two key components, and we rely on our source suppliers to deliver these materials that comply with our specifications. While we test our finished products, we use randomized statistical inspection for components and these protocols which have inherent limitations and we may miss units that do not meet specifications. If a batch of finished products pass testing, but a unit or multiple units subsequently cause operational failures, we may need to undertake product recalls or implement protocols for improved performance or safety, which could negatively impact our reputation and business. Moreover, if any such product failure resulted in a physical injury, it could also subject us to the risks of potential product liability actions.

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Higher costs or unavailability of components, freight, materials, and accessories could adversely affect our financial results.

Delays caused by industry allocations, material shortages (such as plastic or resins), or obsolescence could occur in the future (due to the COVID-19 pandemic or other reasons). Such delays may take weeks or months to resolve and may result in increased costs as well as production and product fulfillment delays. In addition, in some cases, parts obsolescence may require a product re-design to ensure quality replacement components. These delays could cause significant delays in manufacturing and loss of sales, leading to adverse effects significantly impacting our financial condition or results of operations and could injure our reputation.

Our freight and import costs and the timely delivery of our products could be adversely impacted by a number of factors which could reduce the profitability of our operations, including: higher fuel costs; potential port closures; theft in transit; permit or customs clearance issues; increased government regulation or changes for imports of foreign products into the U.S.; delays created by terrorist attacks or threats, public health issues and pandemics and epidemics, national disasters or work stoppages; and other matters. Any interruption of supply for any material components of our products could significantly delay the shipment of our products and have a material adverse effect on our revenues, profitability, and financial condition. International or domestic geopolitical or other events, including the imposition of new or increased tariffs and/or quotas by the U.S. government on any of these raw materials or components, could adversely impact the supply and cost of these raw materials or components, and could adversely impact the profitability of our operations. Any of these events along with currently unknowable future events may impact our costs and product delivery timing and the availability and favorable pricing of materials used in our products. All of the forgoing could negatively impact our financial results.

If we are unable to successfully design and develop or acquire new products, our business may be harmed.

To maintain and increase sales we must continue to introduce new products and improve or enhance our existing products or new products. The success of our new and enhanced products depends on many factors, including anticipating consumer preferences, finding innovative solutions to consumer problems, acquiring new solutions through mergers and acquisitions, differentiating our products from those of our competitors, and maintaining the strength of our brand. The design and development of our products as well as acquisitions of other businesses are costly and we typically have several products in development at the same time. Problems in the design or quality of our products, or delays in product introduction, may harm our brand, business, financial condition, and results of operations.

Our business could be harmed if we are unable to accurately forecast demand for our products or our results of operations.

To ensure adequate inventory supply, we forecast inventory needs and often place orders with our manufacturers before we receive firm orders from our retail partners or customers. If we fail to accurately forecast demand, we may experience excess inventory levels or a shortage of product.

If we underestimate the demand for our products, we or our suppliers may not be able to scale to meet our demand, and this could result in delays in the shipment of our products and our failure to satisfy demand, as well as damage to our reputation and retail partner relationships. If we overestimate the demand for our products, we could face inventory levels in excess of demand, which could result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would harm our gross margins. Failures to accurately predict the level of demand for our products could cause a decline in sales and harm our results of operations and financial condition.

In addition, we may not be able to accurately forecast our results of operations and growth rate. Forecasts may be particularly challenging as we expand into new markets and geographies and develop and market new products for which we have no or limited historical data. Our lack of historical data related to new products makes it particularly difficult to make forecasts related to such products.

Any of these variances would require a very quick pivot and adjustments to the supply chain, production, and marketing. If we are unable to make these changes quickly or at all our inventory, production, and sales may be materially affected.

Failure to accurately forecast our results of operations and growth rate may cause us to make poor operating decisions that we may not be able to correct in a timely manner. Consequently, actual results could be materially different than anticipated. Even if the markets in which we compete expand, we have no assurance that our business will grow at similar rates, if at all.

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We rely on a limited number of third parties for shipping, transportation, logistics, marketing and sales of our products and components. A loss of any of such third-party relationships would have a material adverse effect on our operating results.

We rely on third parties to ship, transport, and provide logistics for our products and components. Our dependence on a limited number of third parties for these services leaves us particularly vulnerable due to our need to secure these parties’ services on favorable terms. Loss of, or an adverse effect on, any of these relationships or failure of any of these third parties to perform as expected could have a material and adverse effect on our operations, sales, revenue, margins, liquidity, reputation, and financial and operating results.

Any future litigation could have a material adverse impact on our results of operations, financial condition, and liquidity.

From time to time, we may be subject to litigation including product liability claims, intellectual property claims, employment-related claims, commercial disputes, regulatory and enforcement action and stockholder class and derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. In addition, our reputation could be adversely affected by negative publicity surrounding such events regardless of whether or not claims against us are successful. A successful claim brought against us in excess of available insurance or not covered by insurance or indemnification agreements, or any claim that results in significant adverse publicity against us, could have a material adverse effect on our business and our reputation. Furthermore, the litigation process can put material or excessive demands on the time of management and employees, interfering with performance of regular responsibilities and stressing or delaying business operations, and the outcome of litigation is inherently uncertain. Any future litigation will have a material adverse effect on our business.

If we deliver products with defects, we may be subject to product recalls or negative publicity, our credibility may be harmed, market acceptance of our products may decline, and we may be exposed to liability.

We sell complex products including products that are new to the market and without a long performance history. These products may contain certain design and manufacturing defects including defects in materials and components that we purchase from third parties. There can be no assurance we will be able to detect and fix all defects in the products we sell. Accordingly, our products may experience quality and service problems from time to time that could result in decreased sales and operating margin and harm to our reputation.

Our business relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We rely upon business relationships for the manufacturing and distribution of certain products. Our business depends upon our ability to manufacture and sell our products to our customers. We currently do not have the capability to manufacture some of our products and product components on our own and are required to enter into agreements with third parties of such services. Additionally, due to the introduction of The Alternative® in the fiscal year ended December 31, 2021, we only recently began to establish sales channels for our product by utilizing multiple marketing initiatives including media buys in digital and print publications, attending trade shows, and working with a government relations firm to build awareness and gain attention at the federal, state, and local levels. We are working with a premier media partner to educate and expand outreach in the global law enforcement market, and our team is working with affiliates and distributors in foreign markets to expand the international strategy of The Alternative®. With our reliance upon third parties for materials, components, shipping, and marketing services, there can be no assurance that such business relationships can be maintained, will be extended, renewed, or will achieve their goals. If we are unable to enter into business relationships for distribution and sales, or if any of our current business relationships are terminated or fail to achieve their goals, our business, operating results, and financial condition will be materially adversely affected.

To the extent that we internally develop a sales force, the cost of establishing and maintaining a sales force would be substantial and may exceed our cost effectiveness. The acquisition or development of a sales and distribution infrastructure could require substantial resources, which may divert the attention of our management and key personnel and defer our product development and deployment efforts. In addition, in marketing our products, we would likely compete with companies that currently have extensive and well-funded marketing and sales operations. Despite marketing and sales efforts, we may be unable to compete successfully against these companies. We may not be able to do so on favorable terms. We could rely on third parties to market and sell our products in certain territories, rather than establishing an internal sales force. When we contract with third parties, including entering into collaborations with partners, for the sale and marketing of our products, revenues depend upon the efforts of these third parties, which may not be successful. If we fail to establish successful marketing and sales capabilities or to make arrangements with third parties for such purposes, our business, financial condition, results of operations, and prospects will be materially adversely affected.

13

Our business depends on our ability to prevent or mitigate the effects of a cybersecurity attack.

Our information technology systems, including third-party run payment service systems, may be subject to cyber-attacks, security breaches or computer hacking including a ransomware attack encrypting corporate information technology equipment, a directed attack against us or a data breach or cyber incident happening to a third-party network and affecting us. Regardless of our efforts, there may still be a breach, and the costs to eliminate, mitigate or address the threats and vulnerabilities before or after a cyber-incident could be significant. Any such breaches or attacks could result in interruptions, delays or cessation of operations and loss of existing or potential suppliers or customers. In addition, breaches of our information technology systems or security measures (including those of our third-party partners) and the unauthorized dissemination of sensitive personal, proprietary or confidential information about our business, our business partners, customers or other third parties could expose us to significant potential liability and reputational harm, materially damage our customer and business partner relationships, and subject us to significant reputational, financial, legal, and operational consequences. Moreover, any such breach or attack could result in litigation against us by customers or other third parties whose data is compromised by any such attack. At this time, we do not carry insurance coverage against losses resulting from a breach of our information technology systems or those of our third-party partners.

Our business depends on our ability to prevent or mitigate the effects of commercial crime including theft by employees, forgery, and electronic crime.

Our internal protocols and controls cannot prevent all instances of theft, forgery, electronic crime or other criminal activity by dishonest employees or external fraudsters. Our money, securities and other property may be vulnerable to theft, damage, and manipulation both on our premises and in transit through a variety of criminal acts including forgery of authorized signatures on business checks, fraudulent manipulation of our computer systems, those of our third-party partners (including e-commerce and payment service systems), or those of third-party financial institution. Such activities could include an employee or hacker transferring unauthorized funds to an outside account, fraudulent electronic funds transfer instructions sent to our bank, receipt of counterfeit currency, social engineering fraud, or mismanagement or theft by persons handling funds of our qualified employee benefit plan. While we have limited coverage against forgery and employee dishonesty under our general liability policy and persons handling funds for our qualified employee benefit plan will be bonded, we do not currently have a comprehensive commercial crime insurance policy to provide broad protection from financial losses related to business-related crime. Moreover, insofar as we have limited coverage in our general insurance policy, deductibles may apply separately to related losses, a single limit may apply to a series of related losses, such coverage is likely to be inadequate to cover a material theft of this nature, particularly if a series of acts occurs over time prior to being discovered, and such coverage may not cover or be inadequate to cover certain types of losses including such indirect or consequential losses as investigative expense coverage, business interruption, loss of potential income, and legal fees, fines and penalties.

Risks Related to Our Industry

The markets for less-lethal ammunition are in a state of technological change which could have a material adverse impact on our business, financial condition, and results of operations.

The markets for less-lethal ammunition, in which our products and services are characterized, are associated with rapidly changing technology, which could result in product obsolescence or short product life cycles. Accordingly, our success is dependent upon our ability to anticipate technological and other changes and to successfully identify, obtain, develop, and market new products that satisfy evolving customer requirements. There can be no assurance that we will successfully develop new products or enhance and improve our existing products or that any new products and enhanced and improved existing products will achieve market acceptance. Further, there can be no assurance that competitors will not market products that have perceived advantages over our products or which render the products currently sold by us obsolete or less marketable.

We must commit significant resources to developing new products before knowing whether our investments will result in products the market will accept. To remain competitive, we may be required to invest significantly greater resources then currently anticipated in research and development and product enhancement efforts.

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The less-lethal ammunition industry and security products markets are highly competitive and our success depends upon our ability to effectively compete with numerous worldwide business.

We face competition from a number of businesses, including worldwide businesses, many of which have substantially greater financial resources, operating scale, and a broader range of product offerings than we do. In the law enforcement market, in particular, we face competitors who have long-term, established relationships with security professionals who subscribe to an integrated suite of their products, some of which offer features that our current products do not support, and who may have made substantial investments in their hardware, creating an entry barrier to introduction of our competing product. Such competition could adversely affect our ability to win new contracts and sales and renew existing contracts. We operate in a period of intense competition in some key markets, which could affect the profitability of the contracts and sales we do win. If we cannot successfully compete in our industry and business segments, our business, financial condition, and results of operations could suffer.

Expansion of sales of our product to schools, law enforcement, and other governmental or quasi-governmental entities may require expenditure of resources and lengthen our sale cycle.

Generally, entities such as schools, law enforcement, and other governmental or quasi-governmental entities consider a wide range of issues before committing to purchase non-lethal defense products, including product benefits, training costs, the cost to use our products in addition to, or in place of, other products, budget constraints and product reliability, safety, and efficacy. Such considerations may result in a sales cycle that is longer than and different from sales process related to dealers and consumers. Adverse publicity surrounding our products or the safety of such products could also lengthen our sales cycle with these customers. In addition, if we successfully expand sales of our products to these customers, we could encounter challenges related to funding of law enforcement and other governmental and quasi-governmental entities generally, states and municipalities that fund such entities, and the recent changes in public sentiment around police funding. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by such potential customers before they place an order. If these potential customers do not ultimately purchase our products, we will have expended significant resources and received no revenue in return.

Our revenues and potential profits depend on the level of funds and budgets available for our products, which is sensitive to general economic conditions and other factors.

The current customer base of The Alternative® is police departments, law enforcement agencies, military, and private security companies. The success of our business depends significantly on economic factors and budget constraints of these organizations. Although we have taken measures to assist U.S. police departments with funding through the grants process, volatile global economic conditions and general economic uncertainty result in factors that could adversely affect our prospects, resulting in a reduction of demand for our products and harm to our business and results of operations.

Our performance is influenced by a variety of economic, social, and political factors.

Our performance is influenced by a variety of economic, social, and political factors. When law enforcement agencies procure tactical equipment, technology, and weapons, they must do so in a process that prioritizes based on need, and the expense must fit within the agency’s allotted budget for each given tactical category. Budgeted funds are usually prioritized for items to be purchased in the following year, when funds are dispersed to the agencies, which could be a factor that delays our progress and projections by extending the sales cycle. Other factors from a social and political perspective could create adverse economic effects. For example, calls to defund the police could have an effect on the availability of budgeted funds, or issues related to mandated policies could have an effect on personnel changes. Both of these types of factors could result in a reduction of demand for our products, and harm to our business and results of operations.

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Risks Related to Regulation

We are subject to extensive regulation and could incur fines, penalties, and other costs and liabilities under such requirements.

We are subject to numerous federal, state, and local environmental, health and safety legislation, and other applicable regulations, laws, and measures relating to the manufacture and sale of our products. There can be no assurance that we will not experience difficulties with our efforts to comply with applicable regulations as they change in the future or that our continued compliance efforts (or failure to comply with applicable requirements) will not have a material adverse effect on our results of operations, business, prospects, and financial condition. Our continued compliance with present and changing future laws could restrict our ability to sell our products and expand our operations.

Changes in government policies and legislation could adversely affect our financial results.

The manufacture, sale, purchase, possession, and use of weapons, ammunitions (including less-lethal ammunitions), firearms, and explosives are subject to federal, state, local, and foreign laws. If such regulation becomes more expansive in the future, it could have a material adverse effect on our business, operating results, financial condition, and cash flows. The Alternative® is a relatively new product that may be subject to certain laws and regulations, including those related to less-lethal ammunitions, and future legislation or regulation. New legislation, regulations, or changes to, or new interpretations of, existing regulation could impact our ability to manufacture or sell The Alternative® or limit its market, which could impact our cost of sales and demand for our products.

We may be subject, both directly and indirectly, to the adverse impact of existing and potential future government regulation of our products, technology, operations, and markets. For example, the development, production, (re-)exportation, importation, and transfer of our products and technology is subject to U.S. and foreign export control, sanctions, customs, import and anti-boycott laws and regulations, including the Export Administration Regulations (the “EAR”) (collectively, “Trade Control Laws”). If one or more of our products or technology, or the parts and components we buy from others, is or becomes subject to the International Traffic in Arms Regulations (the “ITAR”) or national security controls or other controls under the EAR, this could significantly impact our operations, for example by severely limiting our ability to sell, (re-)export, or otherwise transfer our products and technology, or to release controlled technology to foreign person employees or others in the United States or abroad. We may not be able to obtain licenses and other authorizations required under the applicable Trade Control Laws. The failure to satisfy the requirements under the Trade Control Laws, including the failure or inability to obtain necessary licenses or qualify for license exceptions, could delay or prevent the development, production, (re-)export, import, and/or in-country transfer of our products and technology, which could adversely affect our revenues and profitability.

Failure by us, our employees, or others working on our behalf to comply with the applicable Trade Control Laws could result in administrative, civil, or criminal liabilities, including fines, suspension, debarment from bidding for or performing government contracts, or suspension of our export privileges, which could have a material adverse effect on us. We transact with suppliers and others who are exposed to similar risks. Violations of the Trade Control Laws or other applicable laws and regulations could materially adversely affect our products, technology, brand, growth efforts, employees, and business.

Health and safety risks could expose us to potential liability and adversely affect our operating results and financial condition.

Health and safety issues related to our products may arise that could lead to litigation or other action against us, to regulation of certain of our product components, or to negative publicity. We may be required to modify our technology and may not be able to do so. We may also be required to pay damages that may adversely affect our financial condition. Even if these concerns prove to be baseless, the resulting negative publicity could affect our ability to market certain of our products and, in turn, could harm our business and results from operations.

We are exposed to operating hazards and uninsured risks that could adversely impact our operating results and financial condition.

Our business is subject to a number of risks and hazards including loss of parts or finished goods in inventory or shipment, labor disputes, and changes in the regulatory environment. Such occurrences could delay or halt production or sale of goods, result in damage to equipment, personal injury or death, monetary losses, and possible legal liability. Although we currently maintain freight and inventory insurance and general liability insurance in amounts which we consider adequate, the nature of these risks is such that liabilities might exceed policy limits, the liabilities and hazards might not be insurable, or we may elect in the future not to insure against such liabilities due to high premium costs or other reasons, in which event we could incur significant costs that could have a materially adverse effect upon our financial position.

16

Tariffs, sanctions, restrictions on imports, exports, or other trade barriers between the United States and various countries may impact our revenue and results of operations.

Political changes and trends such as populism, protectionism, economic nationalism and sentiment toward internationally operating companies, and resulting tariffs, export controls, trade sanctions, sanctions blocking statutes, or other trade barriers, or changes to tax or other laws and policies, have been and may continue to be disruptive and costly to our business, and these can interfere with our expanding international sales, supply chain, production costs, customer relationships, and competitive position. For example, general trade tensions between the United States and China began escalating in 2018, with multiple rounds of U.S. tariffs on Chinese-made goods taking effect, and now we are seeing the effects of the war in Ukraine (and potentially the war in Israel) having an effect on international trade. We work closely with third parties who monitor, evaluate, and keep us informed about the potential impact of the effective and proposed tariffs as well as other recent changes in foreign trade policy on our supply chain, costs, and potential sales and seek to implement strategies to mitigate such impact, including reviewing sourcing options and working with our vendors and merchants in existing and new product development and select suppliers in low cost regions where international trade issues are less challenging. Notwithstanding these efforts, it is possible that future trade barriers or restrictions could cause us to raise prices or make changes to our operations, any of which could materially harm our revenue or operating results. Further escalation of global trade conflict, more broadly, could be harmful to global economic growth and related decreases in confidence or investment activity in the global markets would adversely affect our business performance. We intend to do business in emerging market jurisdictions, where economic, political, and legal risks are heightened.

Data privacy and security laws and regulations in the jurisdictions in which we do business could increase the cost of our operations and subject us to possible sanctions and other penalties.

Our business is subject to a number of federal, state, local, and foreign laws and regulations governing data privacy and security, including with respect to the collection, storage, use, transmission, and protection of personal information.

In addition, a number of U.S. states have enacted data privacy and security laws and regulations that govern the collection, use, disclosure, transfer, storage, disposal, and protection of sensitive personal information, such as social security numbers, financial information, and other personal information. For example, all 50 states now have data breach laws that require timely notification to individual victims, and at times regulators, if a company has experienced the unauthorized access or acquisition of sensitive personal data. State law developments, which may impose substantial penalties for violations, could impose significant costs for investigations and compliance, allow private class-action litigation and carry significant potential liability for our business. We do not currently have insurance to cover us in the event of a data breach.

The interpretation and enforcement of these laws and regulations are uncertain and subject to change, and it may require substantial costs to assess, monitor and implement compliance with any additional requirements. Failure to comply with applicable law, including international data protection laws and regulations could result in government enforcement actions (which could include substantial civil or criminal penalties), private litigation or adverse publicity and could negatively affect our operating results and business.

Failure to comply with the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation, and export controls and trade sanctions, could result in fines or criminal penalties if we expand our business abroad.

We, our business partners, and the industries in which we operate are subject to continuing scrutiny by regulators, other governmental authorities and private sector entities or individuals in the United States, South Africa, the European Union, China, and other jurisdictions, which may lead to enforcement actions, adverse changes to our business practices, fines and penalties, or the assertion of private litigation claims and damages that could be material. For example, the expansion of our business internationally exposes us to export controls, trade sanctions import and export clearance requirements, customs, tariffs, anti-corruption legislation, anti-boycott requirements and other obligations and restrictions imposed by the United States and other governments. The U.S. Departments of Justice, Commerce, Treasury, State, U.S. Customs and Border Protection, and other U.S. and foreign agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against companies for violations of export controls, trade sanctions, import and export clearance requirements, customs regulations, anti-corruption legislation, including the Foreign Corrupt Practices Act, anti-boycott requirements and other federal statutes, sanctions and regulations and, increasingly, similar or more restrictive foreign laws, rules and regulations, which may also apply to us. By virtue of these laws and regulations, and under laws and regulations in other jurisdictions, we may be obliged to limit our business activities, we may incur costs for becoming and staying compliant, and we may be subject to enforcement actions or penalties for noncompliance, including fines, suspension, debarment from bidding for or performing government contracts, or suspension of our export privileges, which could materially adversely affect our business, operations, products, technology, brand, growth efforts, employees, and business partners. In recent years, U.S. and foreign governments have increased their oversight and enforcement activities with respect to these laws and we expect the relevant agencies to continue to increase these activities. A violation of these laws, sanctions or regulations could result in restrictions on our exports, civil and criminal fines or penalties and could adversely impact our business, operating results, and financial condition. There can be no assurance that the risk management and compliance programs we adopt will mitigate legal and compliance risks.

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If our independent suppliers and manufacturing partners do not comply with ethical business practices or with applicable laws and regulations, our reputation, business, and results of operations would be harmed.

Our reputation and our potential customers’ willingness to purchase our products depend in part on our suppliers’, manufacturers’, and retail partners’ compliance with ethical employment practices, such as with respect to child labor, wages and benefits, forced labor, discrimination, safe and healthy working conditions, and with all legal and regulatory requirements relating to the conduct of their businesses. We do not exercise control over our suppliers, manufacturers, and retail partners and cannot guarantee their compliance with ethical and lawful business practices. If our suppliers, manufacturers, or retail partners fail to comply with applicable laws, regulations, safety codes, employment practices, human rights standards, quality standards, environmental standards, production practices, or other obligations, norms, or ethical standards, our reputation and brand image could be harmed and we could be exposed to litigation and additional costs that would harm our business, reputation, and results of operations.

Risks Related to our Intellectual Property

If we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights.

Our future success depends upon our proprietary technology. Our protective measures, including patent and trade secret protection and nondisclosure agreements, may prove inadequate to protect our proprietary rights. The right to stop others from misusing our trademarks, service marks, patents, designs, and copyright in commerce depends to some extent on our ability to show evidence of enforcement of our rights against such misuse in commerce. Our efforts to stop improper use, if insufficient, may lead to loss of trademark and service mark rights, brand loyalty, and notoriety among our customers and prospective customers. The scope of any patent that we have or may obtain may not prevent others from developing and selling competing products. The validity and breadth of claims covered in technology patents involve complex legal and factual questions, and the resolution of such claims may be highly uncertain, and expensive. In addition, our patents may be held invalid upon challenge, or others may claim rights in or ownership of our patents. We may be subject to intellectual property infringement claims, which could cause us to incur litigation costs and divert management attention from our business.

While we believe that our products and intellectual property do not infringe upon the proprietary rights of third parties, and undertake efforts to design around existing third-party patents or designs that we are aware of, a substantial portion of our commercial success depends upon us not infringing the intellectual property rights of others. We may become subject to claims by third parties that our technology infringes their intellectual property rights. Although all reasonable efforts are made to avoid third-party patents, there is no assurance that were a lawsuit to be brought by a third party, we would prevail. We may also become subject to these claims through indemnities that we provide to manufacturer’s representatives, distributors, dealers, retail partners, and certain service providers and consultants.

Any intellectual property infringement claims against us, with or without merit, could be costly and time-consuming to defend and divert our management’s attention from our business. If our products were found to infringe a third party’s proprietary rights, we could be required to enter into costly royalty or licensing agreements to be able to sell our products, and any allegation of infringement could cause certain reputational damage for us and our brand. Royalty and licensing agreements, if required, may not be available on terms acceptable to us or at all.

Risks Related to our Common Stock and our Offering

There is currently no public market for our securities, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this Offering, or, if developed, be sustained. After the Qualification Date, we have to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Markets. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the OTC Markets, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTC Markets or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

There is no escrow account established for this Offering.

We do not have an escrow account for this Offering. Because there is no escrow account and no minimum Offering amount, once your subscription is accepted by us, any proceeds from the sale of securities offered by us will be available for our immediate use.

This is a best efforts offering and no minimum amount of securities are required to be sold.

We will use our reasonable best efforts to solicit offers to purchase the securities in this Offering. There is no required minimum number of securities that must be sold as a condition to closing this Offering. Because there is no minimum Offering amount required as a condition to a Closing, the actual net proceeds to us are not presently determinable and may be substantially less than the Maximum Offering amount. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this Offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our business plan.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging-growth company,” as defined in the JOBS Act. As such, we are eligible to take, and intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; (ii) the exemptions from say-on-pay, say-on-frequency, and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies. If we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of this Offering; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act, which would occur if the market value of our common stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We cannot predict if investors will find our common stock less attractive as a result of choosing to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations will not be as comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

We are and will continue to be a “controlled company” after this Offering because our Chief Executive Officer will beneficially own more than 50% of our outstanding shares of common stock.

Upon completion of this Offering (assuming we raise the Maximum Offering), Steven Luna, our Chief Executive Officer, will beneficially own approximately 13.35% of our common stock. However, he will own approximately 64.54% of our voting stock, by way of his ownership of 2,000,000 shares of our Series A Preferred Stock, which has 100 to one voting rights with the common stock. Accordingly, the Company will be a “controlled company” meaning that more than 50% of our voting power is held by a single person, entity, or group.

Mr. Luna, as the controlling shareholder, can decide on all matters requiring shareholder approval or matters which may be approved by shareholders under our Bylaws by virtue of his controlling ownership of our voting stock, including the election of directors, amendment of our charter documents, and approval or disapproval of major corporate transactions, such as a change in control, a transaction with take-over effect, merger, consolidation, or sale of assets. Accordingly, our shares of common stock may be less attractive to certain investors who otherwise do not agree with Mr. Luna’s positions.

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Future sales of currently restricted shares may have a depressive effect on the potential price of our stock.

Rule 144 sales in the future may have a depressive effect on our stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”). As restricted shares, these shares may be resold only pursuant to an effective Offering Statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

A purchaser is purchasing penny stock which limits their ability to sell our stock.

The shares offered by this Offering Circular constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. Any potential market price of our shares would likely suffer as a result.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock if it becomes traded on a public market.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Offering Circular.

If you purchase shares of our common stock sold pursuant to this Offering and a public market develops for our stock, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of her investment.

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If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the OTC Markets following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

●	variations in quarterly operating results;
●	our announcements of significant sales and achievement of milestones;
●	our relationships with other companies or capital commitments;
●	additions or departures of key personnel;
●	sales of common stock or termination of stock transfer restrictions;
●	changes in financial estimates by securities analysts, if any; and
●	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Shares eligible for future sale may have adverse effects on our share price.

The Selling Stockholders may sell all of their Resale Shares, as described in this Offering Circular. We cannot predict the effect, if any, of future sales of our shares, or the availability of shares for future sales, any potential future market price of our shares. In addition, any potential future market price of our shares may decline significantly when the restrictions on resale by certain of our stockholder’s lapse. Sales of substantial amounts of shares or any potential future perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

We may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders.

Public disclosure requirements and compliance with changing regulation of corporate governance pose challenges for our management team and result in additional expenses and costs which may reduce the focus of management and the profitability of our Company.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and Commission regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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Exercise of options or warrants or vesting of restricted shares of common stock may have a dilutive effect on your percentage ownership and may result in a dilution of your voting power and an increase in the number of shares of common stock eligible for future resale in the public market, which may negatively impact any trading price of our shares of common stock.

The exercise of some or all of our outstanding options and warrants, and the vesting of restricted shares of common stock, could result in significant dilution in the percentage ownership interest of our stockholders and in a significant dilution of voting rights and earnings per share.

A failure of our control systems to prevent error or fraud may materially harm our Company.

Proper systems of internal controls over financial accounting and disclosure are critical to the operation of a public company. Given the size of our company and the limited number of fulltime employees that we have employed, there may continue to be certain limitations on the effectiveness of our internal controls. Moreover, we do not expect that disclosure controls or internal control over financial reporting will prevent all errors and all fraud, if any. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially and adversely impact us.

Our directors, executive officers, and significant stockholders may be able to influence us.

Our directors, executive officers, and other holders of more than 5% of our common stock, together with their affiliates, currently own, in the aggregate, 56.56% of our outstanding common stock and 82.67% of our voting stock. As a result, these stockholders, acting together, may have the ability to influence the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, these stockholders, acting together, may be able to influence the management and affairs of our company. Accordingly, this concentration of ownership might decrease the market price of our common stock by:

●	delaying, deferring, or preventing a change in control of the Company;
●	impeding a merger, consolidation, takeover, or other business combination involving us; or
●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

Any potential future trading market for our common stock will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. We may be slow to attract research coverage and the analysts who publish information about our common stock could have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease to regularly cover us or fail to publish reports, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

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Our charter documents could make it more difficult for a third party to acquire us and discourage a takeover.

Our Articles of Incorporation, as amended, and Bylaws, as amended, contain certain provisions that may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for shares of common stock, a proxy contest for control of our company, the assumption of control of our company by a holder of a large block of common stock, and the removal of the management of our company. Such provisions also may have the effect of deterring or discouraging a transaction which might otherwise be beneficial to stockholders. Our Articles of Incorporation, as amended, also may authorize our Board of Directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. Our charter documents authorizes our Board of Directors to fill vacancies or newly created directorships. A majority of the directors then in office may elect a successor to fill any vacancies or newly created directorships. Such provisions cold limit the price that investors might be willing to pay in the future for shares of our common stock and impede the ability of the stockholders to replace management.

The existence of indemnification rights to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees. We also expect to enter into contractual indemnification obligations under employment agreements with our executive officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and our stockholders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical or current fact included in this Offering Circular are forward looking statements. Forward-looking statements refer to our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “assume,” “believe,” “can have,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “would,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, and growth rates, our plans and objectives for future operations, growth, or initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect and, therefore, you should not unduly rely on such statements. The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by those forward-looking statements include but are not limited to the following:

● We have a limited operating history on which you can evaluate our business;

● We have a history of operating losses;

● We expect we will require additional capital in the future to support our operations and growth plans;

● If we are unable to successfully implement our business plan for the sale of The Alternative™, our revenue growth could be slower than we expect and our business, operational results, and financial condition could be adversely affected;

● We depend on potential future sales of The Alternative™ and on maintaining and strengthening our brand;

● We depend on the third-party suppliers including sole source providers for certain components and for all of our projectiles;

● We are subject to extensive regulation, non-compliance with which could result in fines, penalties and other costs and liabilities;

● If we deliver products with defects, we may be subject to product recalls or negative publicity, our credibility may be harmed, market acceptance of our products may decline, and we may be exposed to liability;

● Product liability lawsuits and other litigation against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop in the future;

● The markets for security products and defense technology are in a state of technological change which could have a material adverse impact on our business, financial condition and results of operations;

● Macroeconomic risks, such as general economic conditions, domestic political uncertainty, international conflicts, and epidemic and pandemic diseases, could have a material adverse effect on our business, financial condition, results of operations, cash flows, and ability to comply with regulatory requirements;

● Our performance is influenced by a variety of economic, social, and political factors;

● If we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights;

● There is no trading market for our common stock and a public trading market may not develop or be sustained; and

● If developed, any potential future stock price may be volatile or may decline, including due to factors beyond our control, resulting in substantial losses for investors purchasing shares in this Offering.

We make many of our forward-looking statements based on our operating budgets and forecasts, which are based upon assumptions made by management. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

See the “Risk Factors” section and elsewhere in this Offering Circular for a more complete discussion of the risks and uncertainties mentioned above and for discussion of other risks and uncertainties we face that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this Offering Circular and hereafter in our other Commission filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

We caution you that the risks and uncertainties identified by us may not be all of the factors that are important to you. Furthermore, the forward-looking statements included in this Offering Circular are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

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USE OF PROCEEDS

We expect to receive net proceeds from this Offering of approximately $10,984,960, if we raise the Maximum Offering and after deducting estimated Offering expenses of approximately $795,040, which is inclusive of the estimated compensation to the Placement Agent.

	Amount	Percentage
Net proceeds to us	$10,984,960	100%

Use of proceeds:
Salaries and Recruitment	3,295,488	30%
Sales, Marketing, and Advertising	2,746,240	25%
Working Capital	1,647,744	15%
Manufacturing – Production	1,428,045	13%
Legal Fees – IP, Securities, Foreign Trade, Liability	1,318,195	12%
Research and Development	549,248	5%
Total	$10,984,960	100%

Salaries and Recruitment– We intend to use a significant portion of the net proceeds for expanding our team, including hiring key personnel. We also plan to build a strong advisory board with highly influential leaders from law enforcement, business, and political backgrounds. Our goal is to establish representative positions that are critical to sustaining operations, such as business development, legal, accounting, marketing, human resources, regional law enforcement, and international affiliates.

Sales, Marketing, Advertising – We intend to use a portion of the proceeds for ongoing sales and marketing initiatives. We anticipate launching media campaigns; partnering with subject matter experts; attending and exhibiting at trade shows and the related travel expenses for demonstrations and training; and pursuing memberships with state, national, and international associations.

Working Capital – A portion of the proceeds will be used for our working capital, including to cover costs for our rent and other expenses for ongoing operations.

Manufacturing – Production – We intend to use a portion of the proceeds for building inventory, adding one or two operational positions for assembly, inventory, and shipping controls. We also intend to develop an automated assembly process to facilitate our ability to scale.

Legal – IP, Corporate Governance Securities, Filings and Compliance, Foreign Trade, Liability – A portion of proceeds is expected to go toward maintaining and enhancing the company’s IP portfolio with new patent filings, continuation applications, international filings, and new design and utility filings with new developments. We will also have regular expenses with regard to corporate governance, Commission filings, and shareholder matters. We also incur regular expenses related to foreign trade (export & import licenses), international manufacturing matters, international incorporation matters, and international tax matters. A portion of proceeds is also intended to go toward increasing liability insurance premiums and legal representation in litigation when needed.

Research and Development – A portion of the proceeds is expected to be used to develop docks for new firearm models (based on demand), and any ongoing testing required for compliance with regulatory controls. We also intend to develop a consumer version for the commercial market so a portion of proceeds will go toward the development, testing, and distribution initiatives in preparation of introducing this model to the market.

In the event that we do not raise the Maximum Offering, then we intend to use a majority of the proceeds from this Offering for Sales, Marketing and Advertising, as well as Manufacturing – Production. There would be a significant decrease in percentage allocation towards Salaries and Recruitment, while the percentage allocation for the other use of proceeds categories will remain the same.

The expected use of net proceeds from this Offering represents management’s estimates based upon current business and economic conditions. We cannot predict with certainty all of the particular uses for the proceeds of this Offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this Offering. We reserve the right to use the net proceeds we receive in the Offering in any manner we consider to be appropriate. Although we do not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this Offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this Offering Circular.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

●	on an actual basis; and
●	on a pro forma as adjusted basis to give effect to the sale by the Company of the Maximum Offering, assuming a public Offering price of $2.00 per share of common stock, after the payment of $795,040 of estimated Offering-related expenses;

This table should be read in conjunction with the sections captioned “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes thereto included elsewhere in this Offering Circular. The amounts presented in the “Actual” column were derived from our audited financial statements for the year ended December 31, 2023, included elsewhere in this Offering Circular. This is a best-efforts Offering with no minimum Offering required, and the table below sets forth varying amounts of possible sales.

		Pro Forma As Adjusted
	Actual as of December 31, 2023	100% of Maximum Offering	75% of Maximum Offering	50% of Maximum Offering	25% of Maximum Offering
Cash	$561,645	11,546,605	$8,742,865	$5,939,125	$3,135,385
Total Liabilities	1,684,912	1,684,912	1,684,912	1,684,912	1,684,912
Stockholders’ equity (deficit):
Common stock, $0.001 par value, 250,000,000 shares authorized, 132,725,746 outstanding	132,726	138,616	137,144	135,671	134,199
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 2,000,000 outstanding	2,000	2,000	2,000	2,000	2,000
Additional paid-in capital	41,876,829	53,650,939	50,707,412	47,763,884	44,820,357
Subscriptions Payable	123,334	123,334	123,334	123,334	123,334
Accumulated deficit	(43,203,417)	(10,216,192)	(10,216,192)	(10,216,192)	(10,216,192)
Total shareholders’ equity (deficit)	(1,068,528)	43,698,697	40,753,697	37,808,697	34,863,697
Total capitalization	$616,384	45,383,609	$42,438,609	$39,493,609	$36,548,609

The outstanding share information in the table above is based on 132,725,746 shares of our common stock outstanding as of December 31, 2023, and:

●	assumes the sale of the Maximum Offering; and
●	excludes 12,500,000 shares of common stock reserved for issuance pursuant to the 2021 Equity Compensation Plan; and
●	excludes the conversion of any outstanding convertible debt instruments which are convertible into shares of common stock; and
●	excludes outstanding warrants exercisable for 14,400,000 shares of common stock.

(See “Description of Securities.”)

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DILUTION

If you purchase securities in this Offering, your ownership interest will be immediately diluted to the extent of the difference between the public Offering price per share in this Offering and the net tangible book value per share of common stock upon completion of this Offering.

Net tangible book value per share of common stock represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Our net tangible book value as of December 31, 2023 was $(1,073,477) or $(0.0081) per share of common stock, based upon 132,725,746 shares of common stock outstanding as of December 31, 2023.

Investors participating in this Offering will incur immediate, substantial dilution. The following table sets forth as of December 31, 2023, the dilution in net tangible book value per share to new investors after giving effect to the sale of our securities at the Offering price of $2.00 per share and after deducting estimated Offering expenses of $795,040 if new investors purchase 25%, 50%, 75% or 100% of the Maximum Offering. Dilution is determined by subtracting net tangible book value per share after giving effect to this Offering of the Offering price paid by new investors.

The following table illustrates this dilution on a per share basis:

Percent of Maximum Offering Sold	25%	50%	75%	100%
Offering price per share	$2.00	2.00	2.00	2.00
Historical net tangible book value per share	$(0.04)	(0.04)	(0.04)	(0.04)
Pro forma net tangible book value per share as of December 31, 2023	$(0.02)	(0.02)	(0.02)	(0.02)
Increase in pro forma net tangible book value per share after this Offering	$0.05	0.09	0.12	0.15
Pro forma as adjusted net tangible book value per share after this Offering	$0.01	0.05	0.08	0.11
Dilution in net tangible book value per share to new investors	$1.99	1.95	1.92	1.89

The following table summarizes, as of December 31, 2023 the differences between our existing shareholders and new investors with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid if the new investors purchase 25%, 50%, 75% or 100% of the Maximum Offering. The calculations with respect to shares purchased by new investors in this Offering reflect the Offering price of $2.00 per share, before deducting estimated Offering expenses payable by us:

Percent of Maximum Offering Sold	25%	50%	75%	100%
Number of shares purchased by existing shareholders	67,784,466	67,784,466	67,784,466	67,784,466
Number of shares purchased by investors in this Offering	1,472,500	2,945,000	4,417,500	5,890,000
Percentage ownership of existing shareholders after Offering	98%	96%	94%	92%
Percentage ownership of investors in this Offering after Offering	2%	4%	6%	8%
Capital contribution by existing shareholders	$14,356,382	14,356,382	14,356,382	14,356,382
Capital contribution by investors in this Offering	$2,573,740	5,377,480	8,181,220	10,984,960
Percentage capital contribution by existing shareholders	85%	73%	64%	57%
Percentage capital contribution by investors in this Offering	15%	27%	36%	43%
Average price per share for existing shareholders	$0.21	0.21	0.21	0.21

The outstanding share information in the table above is based on 132,725,746 shares of our common stock outstanding as of December 31, 2023, and:

●	assumes the sale of the Maximum Offering;
●	excludes 12,500,000 shares of common stock reserved for issuance pursuant to the 2021 Equity Compensation Plan; and
●	excludes outstanding warrants exercisable for 14,400,000 shares of common stock.

(See “Description of Securities.”)

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DIVIDEND POLICY

We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our Board of Directors deems relevant in its sole discretion. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. (See “Risk Factors—Risks Related to this Offering and Ownership of our Common Stock—We currently do not intend to pay dividends on our common stock.”)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this Offering Circular.

Overview

Alternative Ballistics Corporation, a Nevada corporation, formed on August 27, 2020, after acquiring Alternative Ballistics, L.P. (“LP”), a California limited partnership, and merging into the new corporate entity (“ABC”). The corporate offices are in Las Vegas, Nevada, and San Diego, California.

We are in the Less Lethal Ammunition (“LLA”) market of the law enforcement industry. This is a niche market with multiple tools and options available to officers for the deployment of various types of ammunition designed to temporarily incapacitate, stun, or cause temporary discomfort to a person without penetrating the body. Less-lethal technologies are continuously evolving, and law enforcement agencies are generally open to reviewing data, scheduling demonstrations, or procuring ammunition samples to conduct their own internal testing, which is influencing the growth of the LLA global market.

Our immediate plan of operations includes additional rounds of ballistics testing, the launch of domestic pilot programs, securing our first international contracts, and research and development on the consumer version for the commercial market. We intend to penetrate domestic and foreign professional markets by introducing The Alternative® to law enforcement agencies and private security companies, and other federal agencies. We hope to expand our presence in the professional markets and introduce our consumer version to the commercial market and continue to expand operations domestically and internationally. We anticipate that our training program will constitute our largest and most complex operation, as it will entail sending training teams throughout the country and eventually the globe on multiple day trips to conduct presentations, demonstrations, and training programs. This will involve traveling with weapons, inventory, and custom gear including custom targets and stands. Our training program will likely be the area where we will most need to expand our operations by bringing on new trainers who are professionals in the field of law enforcement. We can make no assurances that our plan of operation will succeed according to projections and expectations, and we encourage investors to see the “Risk Factors” section of this Offering Circular to learn more about the risks associated with our business.

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Results of Operations for the Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2023 were approximately $36 million, compared to approximately $3.0 million for the year ended December 31, 2022. The increase of approximately $33 million in general and administrative expenses primarily relates to stock based compensation. We expect to see further increases as we grow our operations in future periods.

Sales and Marketing Expenses

Sales and marketing expenses for the year ended December 31, 2023 were approximately $0.3 million, compared to approximately $0.4 million for the year ended December 31, 2022. The decrease of approximately $0.1 million in sales and marketing expenses primarily relates to media campaigns, trade shows, and demonstrations.

Professional Fees

Professional fees for the year ended December 31, 2023, were approximately $0.2 million, compared to approximately $0.3 million for the year ended December 31, 2022. The decrease of approximately $0.1 million in professional fees primarily relates to legal services associated with patents and other corporate initiatives.

Research and Development Expenses

Research and development expenses for the year ended December 31, 2023, were approximately $0.02 million compared to approximately $0.06 million for the year ended December 31, 2022. The decrease of approximately $0.04 million in research and development expenses in 2023 from 2022 primarily relates to additional ballistics testing. As noted elsewhere in this Offering Circular, we expect to expend a portion of the proceeds from this Offering to further expand our research and development efforts and thus expect to incur substantially more costs in this area in the near future and beyond.

Interest Expense

Interest expense for the years ended December 31, 2023 and 2022 was approximately $0.3 million and $0.2 million, respectively, and the increase of approximately $0.1 million was primarily related to interest incurred on additional debt undertaken. Going forward, we expect an increase in our interest expense because of the compounding interest on existing debt.

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Operating Activities

During the year ended December 31, 2023, operating activities used approximately $1.6 million of cash, primarily resulting from our net loss of approximately $37 million, partially offset by shares issued for services of approximately $27 million.

During the year ended December 31, 2022, operating activities used approximately $1.5 million of cash, primarily resulting from our net loss of approximately $3.9 million, partially offset by shares issued for services of approximately $2.2 million.

Financing Activities

During the year ended December 31, 2023, net cash provided by financing activities was approximately $1.8 million, consisting of proceeds from the sale of common stock of approximately $1.8 million.

During the year ended December 31, 2022, net cash provided by financing activities was approximately $1.5 million, consisting of proceeds from the sale of convertible notes of approximately $1.5 million.

Funding Requirements

We expect our expenses to increase substantially in connection with our ongoing activities, particularly as we advance our management team, marketing, and research and development.

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our operations through a combination of equity offerings and debt financings. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of such stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures, or declaring dividends.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, we had an accumulated deficit of approximately $43.2 million as of December 31, 2023. We incurred a net loss of approximately $36.6 million and cash outflows from operations of approximately $1.6 million for the year months ended December 31, 2023. For the year ended December 31, 2022, we had an accumulated deficit of approximately $6.6 million, incurred a net loss of approximately $4.0 million and cash outflows from operations of approximately $1.5 million. Further, we expect to continue to incur significant costs in the pursuit of our business plans. We cannot assure you that our plans to raise capital or to complete our research and development activities and commercialize our products will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Since our inception, we have incurred significant operating losses. We expect to incur significant expenses and operating losses for the foreseeable future. To date, we have funded our operations with proceeds from sales of common stock and borrowings under convertible promissory notes. As of December 31, 2023, we had cash and cash equivalents of approximately $546,645.

Our short-term material cash requirements are $2,336,000 (20% of the Maximum Offering), which we expect can provide us with one year of operating capital. Our long-term material cash requirements are $11,680,000 (100% of the Maximum Offering), which we expect can provide us with five years of operating capital. The anticipated source of funds to satisfy our cash requirements are through this Offering.

We have a total of current material debt of $1,000,000 in the form of a convertible promissory note issued on March 29, 2022, which is accruing interest at 15% per annum and is convertible into shares of our common stock at a conversion rate of $0.20 per share. The conversion of the note is at the election of the holder, subject to our approval, and the maturity date of the note is March 29, 2025.

Critical Accounting Policies

See Note 2 in our Financial Statements for our Significant Accounting Policies.

Revenue Recognition

We generate revenue through the distribution of our products and accessories to dealers/distributors, security companies, and law enforcement agencies. Revenue is recognized upon transfer of control of goods to the customer, which generally occurs when title to goods is passed and risk of loss transfers to the customer. Depending on the contract terms, transfer of control is upon shipment of goods to or upon the customer’s pick-up of the goods.

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers, which requires that five basic criteria be met before revenue can be recognized: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation.

Off-Balance Sheet Arrangements

During the periods presented, we did not have and we do not currently have any off-balance sheet arrangements, as defined in the rules and regulations of the Commission.

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Plan of Operations

Our goal is to raise sufficient capital through this Offering to fund our sales and operations growth strategies, new product development, and associated IP protections in the professional and commercial global markets. We want to provide an overview of our plans over the next 12 months in which the funds being raised in this Offering will be allocated toward various business objectives.

Since September 2022, we launched a major marketing campaign with Police1, a premier media partner in the global law enforcement industry, which has resulted in exponential awareness of the product. The initial term was a 12-month campaign, and we just renewed for an additional 12-month term.

Our team also plans to continue expanding our government relations infrastructure, building Congressional awareness, and engaging political leadership at the federal, state, and local levels. One of our major operational focuses is to begin implementing pilot programs with a few U.S. departments.

In 2023, we began executing contracts with U.S. departments and international departments with a focus on South America. We intend to execute our growth initiatives by expanding our sales and marketing team, adding a couple of individuals in outside sales and internal operations positions, and expanding our law enforcement training team with the addition of up to five regional certified trainers. These additional positions are anticipated to support our operations to increase the frequency of sales demonstrations with our expanded law enforcement training team. We expect to continue our government relations initiatives to build awareness. As we begin to grow and engage more departments, we anticipate continued work with our design engineers on new dock molds for additional firearm models. We expect to begin research and development of a consumer version for the global commercial market in 2024.

By 2024, we expect to continue expanding our media outreach and marketing initiatives, in addition to exponentially increasing the frequency of sales demonstrations with our growing law enforcement team in domestic and new international markets. As we enter new markets and develop new products, we plan to continue expanding our IP portfolio and IP protections. With continued growth, we may explore options for implementing a grant assistance program for department funding and a digital training and ongoing education platform. In the future we may look to expand our legal team with internal general and securities counsel positions.

Any potential hurdles to the execution of our near and long-term objectives would be related to our ability to secure sufficient funding needed to support our global sales and operations growth strategies. The amount of capital being raised in this Offering is intended to fund our objectives through 2025. However, any delays related to market factor risks, socio-political and/or socio-economic unrest, and other related risk factors outside of our control, could become impediments to the execution of our collective objectives. (See “Risk Factors.”)

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OUR BUSINESS

Overview

Alternative Ballistics Corporation is a next generation less-lethal ammunition company that specializes in the production and distribution of a less-lethal impact round known as The Alternative® designed for the law enforcement industry. After several years of R&D, The Alternative® extensive series of ballistics testing was completed in the fourth quarter of 2022. In the first quarter of 2023, we completed our comprehensive training program with the recommendations based on ballistics data gained from the tests and introduced our product to the market through ongoing pilot programs with U.S. police departments and contracting internationally with agencies in foreign markets.

The technology that we designed is a bullet capture device that attaches to an officer’s service weapon. It was developed by a group of diverse individuals from law enforcement, military, and business backgrounds with the mission to design an effective tool to resolve certain types of “potential” lethal situations with a less-lethal force option that not only provides a de-escalation tool for the officer to attempt to preserve a life, but one that also optimizes the responding officer’s safety.

The Alternative® has evolved with multiple iterations over several years and is backed by several U.S. patents with patent applications filed in five additional countries and a PCT Application filed to allow for the expedition of additional international filings. The current iteration represents the safest, most accurate, and most effective model in the product’s history and has gone through several rounds of extensive ballistics testing to ensure its safety and efficacy when deployed in the field. While the current iteration was designed for the professional market and is being offered to law enforcement agencies, we plan to design a model for the commercial market as a product offering to consumers.

ABC Training and Certification Program

The “ABC Training and Certification Program” was developed by our legal advisors and our team of law enforcement professionals. It is a “train the trainer” program that is conducted by our team of law enforcement trainers, where we work with a department’s training team during a one-day course that involves a classroom session with a written exam and a range session with live fire activities and live fire qualification. The purpose of the training program is to certify a department’s training team and provide the necessary training tools, such as The Alternative® User Manual, Training Slides, Lesson Plan, Written Exam, Steps for Qualification, and Sample Policy. The program focuses on proper use and deployment protocols, including safe handling procedures and proper attachment, developing muscle memory for efficient deployment, and procedures to mitigate any associated risks. Every officer must complete the ABC Training and Certification Program, which is as important as the technology itself, before qualifying to carry The Alternative® on duty, and officers will be required to requalify at minimum on an annual basis while department trainers will be recertified on a bi-annual basis.

We plan to generate revenue from our training program and the initial sale of equipment, i.e., The Alternative® units and holsters. We plan to generate recurring revenue from the bi-annual recertification required for department trainers, replenishment of equipment after it’s deployed, ongoing training equipment, and the equipment needed for annual requalification. Our target market includes law enforcement agencies at the local, state, and federal levels, military police and private security agencies, international law enforcement and security agencies, and the commercial market for consumers.

Our Product

The Alternative® is a blunt force impact device that consists of a specialized alloy projectile, which is mounted onto the front of a bright orange docking unit, stored in an easily accessible pouch that fits on a duty belt, and uses an officer’s service weapon as its deployment platform. When being deployed, the unit is removed from the holster and attaches to the top of the firearm within seconds.

Once the weapon is fired, the bullet welds inside the projectile becoming one unit, and the new munition is propelled toward the target by the bullet’s kinetic energy. The docking unit will then automatically eject from the firearm, returning the weapon to its normal function as it cycles in a new round and is instantly ready for follow up with lethal force, if necessary. This feature allows the officer to remain in control of the situation, as The Alternative® projectile travels downrange at approximately 210 to 225 feet per second (fps), or roughly 20% the speed of a normal bullet, impacting the targeted individual with non-penetrating energy. Ballistics testing data has determined that The Alternative® is expected to incapacitate an individual, while posing very little risk of death or critical injury.

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The Alternative® is compatible with the most used firearms in U.S. police departments, such as the Glock 17, 19, 45, and pre-Gen 5 series of Glock 22 and 23. It’s also compatible with the Sig Sauer P320, Smith & Wesson M&P, and CZ P-10, and the projectile is compatible with 9mm and .40 caliber ammunition. New docking unit molds can be designed and built for most semi-automatic pistols based on an appropriate level of demand.

Our Mission

We believe The Alternative® can play a critical role in the concept of a less-lethal community, where innovators work toward the common goal of addressing use of force challenges in modern policing. We believe that the use of less-lethal technologies, such as The Alternative® when applicable, not only has the potential to save lives while protecting officers but can also build trust between law enforcement and the communities that they serve and protect.

Our mission is simple, which is to save lives and protect officers in the line of duty. To do this, we intend to partner with law enforcement agencies throughout the world to equip and train officers with The Alternative® as an efficient and effective option.

Our Market Opportunity

Professional Market

ABC is in the LLA market of the law enforcement industry, although The Alternative® is technically not classified as ammunition by the Bureau of Alcohol Tobacco and Firearms. (See “Commercial Market” below.) This is a niche market with multiple tools and options available to officers for the deployment of various types of tools designed to temporarily incapacitate, stun, or cause temporary discomfort to a person without penetrating the body. Less-lethal technologies are continuously evolving, and law enforcement agencies are generally open to reviewing data, scheduling demonstrations, or procuring ammunition samples to conduct their own internal testing, which is influencing the growth of the LLA global market.

The LLA global market was roughly $850 million in 2022 and is projected to grow from $890 million in 2023 to $1.2 billion by 2030, registering a CAGR of 5.71% during the forecast period 2023 through 2030.6 The common types of weapons in this market are shotguns and launchers deploying multiple types of ammunition, such as rubber bullets, bean bag rounds, polyethylene/plastic bullets, and paintballs, and the end users are law enforcement, military, and security companies. Researchers have formulated several testing methodologies, which help in assessing less-lethal kinetic energy munitions, and the results from these tests are presented to end users to enable the assessment and informed decision-making in the procurement process.

The rubber bullets segment led the market and accounted for more than a 35% share of the global revenue in 2022, and it is expected to witness a CAGR of 4.7% over the 2030 forecast period.7 These types of bullets are the most conventional less-lethal projectiles used by most peacekeeping agencies across the globe. The law enforcement end-user segment led the market and accounted for more than 58% share of the global revenue in 2022.8 Law enforcement agencies are looking for ways to reduce the risk of fatalities during various types of encounters, including with protesters and irritants during crowd control operations around the world.

North America dominated the LLA market and accounted for over 32% of the revenue share in 2022, and the U.S. is the major contributor to LLA sales in North America,9 since it exhibits a high defense-spending budget every year, thereby leading to a higher procurement of LLA for its law enforcement and military agencies. Asia Pacific is expected to witness notable growth over the 2030 forecast period with factors, such as the rise in China’s defense spending and the increase of political disputes and civil disorder in parts of India, that are expected to drive the demand for less-lethal ammunition this region. Middle East Asia is expected to witness the fastest CAGR of 7.8% over the 2030 forecast period,10 owing to a notable rise in crime rates in countries such as South Africa, Kenya, Nigeria, and Papua New Guinea.

6 Global Less Lethal Ammunition Market Overview, By: Sejar Akre, Market Research Future, July 2023

7 Id.

8 Id.

9 Id.

10 Id.

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The global LLA market is witnessing an increasing trend of organic and inorganic growth through expansion and mergers and acquisitions. Companies are trying to increase their sales through acquisition, investment, and innovation, and expanding capacities to facilitate the respective markets.

On a domestic level, the U.S. target markets include federal, state, and local law enforcement agencies, of which there are over 18,000 agencies, which include almost 700,000 full-time law enforcement officers combined.11 At the state level, we look to contract with state police and state highway patrol, and at the local level, we aim to contract with municipal, county, tribal, and regional police departments. At the deputy sheriffs level, the goal is to contract with patrol and correctional facilities. At the federal level, we look to contract with DHS agencies, such as Border Patrol, ICE, and Secret Service; also with DOJ agencies, such as ATF, DEA, FBI, U.S. Marshals, and the Federal Bureau of Prisons; with Department of Interior agencies, such as the Bureau of Land Management, U.S. Park Rangers, and the U.S. Park Police; and finally the Legislative Branch to contract with the U.S. Capitol Police.

Commercial Market

We intend to introduce The Alternative® to the commercial market with the aim of making firearms safer and the goal of reducing gun deaths, specifically those caused by semi-automatic pistols. Whether it’s an accidental round fired by a minor in the home or a deployment of lethal force in a self-defense encounter, The Alternative® exists to provide a potential alternative to fatal outcomes in these types of incidents.

We are aware that the U.S. makes up the largest global market of personally owned firearms, but it’s difficult to know the exact count, however, some estimates from years ago12 have put the total number of guns in the U.S. higher than the total number of citizens. Based on recent reports, we can see that the last couple of years during and after the pandemic were record-breaking for firearms sales13 where Americans purchased approximately 60 million firearms from 2020 to 202214 with semi-automatic pistols being the most purchased.

Historically, rifles and shotguns have outsold pistols, but that began to change in the 1990s with a cultural shift that saw more gun owners purchase firearms for self-protection15 rather than for sport or hunting. In recent years from 2019 to 2021, U.S. gun manufacturers produced almost double the number of semi-automatic pistols to the amount of rifles, at approximately 15 million compared to approximately 9 million,16 respectively. During this timeframe, predominantly as a response to events during the pandemic and a desire to protect life and property, if necessary, it’s reported that 18% of U.S. households purchased firearms, and these related sales increased the number of armed homes to 46% up from 32% pre-pandemic.17

Our goal is to leverage this prime market with The Alternative® as a compelling tool that seamlessly transitions the consumer’s firearm into a less lethal option. We have already developed a prototype for the commercial market, but it needs to go through the proper testing and R&D before launch, which our team intends to accomplish in 2024.

The consumer version is expected to be different from the law enforcement version, specifically with regard to the docking unit. The projectile may remain the same for 9mm and .40caliber ammunition, but the results of testing will determine if changes will be made to one or both components. The intention of this design is for gun owners to leave The Alternative® unit mounted to the firearm, while it is safely stored in the home, where it would immediately be ready as a less-lethal option for self-defense, should the need arise, or the attachment may serve to make the gun safer, as mentioned above, for the possible prevention of unintentional gun deaths, which the U.S. sees on average approximately 500 per year.18

11 FBI; U.S. Bureau of Justice Statistics; Statista 2021

12 There are now more guns than people in the United States, By: Christopher Ingraham, The Washington Post, October 2015

13 How Many Guns Are Circulating in the U.S.?, By: Jennifer Mascia and Chip Brownlee, The Trace, March 2023

14 Americans bought almost 60 million guns during the pandemic, By: Daniel De Visé, The Hill, April 2023

15 Fear of Other People Is Now the Primary Motivation for American Gun Ownership, a Landmark Survey Finds, By: Kate Masters, The Trace, September 2016

16 The Trace: Gun Production from 1899 to Present

17 Americans bought almost 60 million guns during the pandemic, By: Daniel De Visé, The Hill, April 2023

18 How Often Are Guns Involved in Accidental Deaths?, By: Jennifer Mascia, The Trace, December 2022

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Unintentional gun deaths include a wide range of incidents, such as accidental discharge when cleaning or reloading, hunting mistakes, unintentional victims of a shootout, and stray bullets, but perhaps the most preventable incidents are those involving kids or young people observing or playing with a firearm in the house while unsupervised. A study looked at unintentional gun deaths in the U.S. from 2005 to 2015,19 and of the estimated 430 annual fatalities during this period, 28.3% of the incidents included playing with the gun, and 17.2% included thinking the gun was unloaded. In these incidents, the rates were highest in children and young adults, ages 10 to 29.

In August 2023, we received a response from the ATF’s Firearm Technology Industry Services Branch (“FITSB”) for our request for a product classification of The Alternative®. The FITSB concluded that The Alternative® does not constitute ammunition, as defined by the GCA, is not a firearm, as defined by the GCA, and not a destructive device as defined by the NFA, and is therefore not a listed product under the GCA or NFA. Our team is pleased with the conclusion reached by the FITSB, as we believe that it may remove critical restrictions related to various initiatives, such as manufacturing, import/export, selling, and distribution, which we believe will have a significant positive impact for our growth efforts in the commercial market. A copy of the “ATF Final Opinion on The Alternative® Product Classification” is available upon written request.

Our Competitive Strengths

The Alternative® is a unique less lethal tool, unlike any other option that is currently available to officers in the marketplace. We believe that our technology fills a critical safety gap in situations where officers encounter non-compliant subjects, who are presenting a lethal threat with a weapon other than a gun. Under current protocols with traditional options, officers generally identify these situations as a less-lethal encounter and proceed to call for back-up to arrive with an appropriate tool, such as the 40mm less-lethal munition which is deployed by a rifle or launcher.

The “safety gap” referenced above relates to the time that it takes for an officer to arrive and get into position before deploying a less-lethal tool, commonly referred to by law enforcement professionals as a “planned event.” Since less-lethal launchers or rifles are generally carried in the officer’s vehicle or by a designated less-lethal task group, it is not an efficient option for situations where every moment is critical, and the matter of life and death hangs in the balance. Our team often acknowledges that less-lethal launchers are extremely valuable tools, but they are often minutes away when seconds count.

In contrast, The Alternative® provides a tool that is readily available to every officer by remaining holstered on the duty belt and ready to deploy within seconds rather than minutes, and as evidenced by a comparative ballistics analysis that was conducted, The Alternative® kinetic impact energy is comparable to that of the 40mm impact rounds. We believe that this “availability” and efficiency to deploy, will save lives while protecting officers, as our solution does not require the officer to transition to a separate device.

Once The Alternative® is fired by the officer, it instantly detaches from the firearm and a new round is cycled into the chamber of the service weapon, allowing the officer to immediately retain lethal force for follow up shots, if necessary to stop the threat. Our goal is not to replace any current tools, but instead, we hope to provide an additional critical option that saves lives and protects officers by allowing them to respond efficiently with appropriate force and remain in control of the situation.

Our technology has undergone extensive ballistics testing, including being the first unit in June 2021 to go through the newly published standard test method ASTM E3276, in addition to Penetration Assessment of Less Lethal Munitions (PALLM) and NIJ 0101.06 (Modified) Body Armor to assess intervening materials. In early 2022, we began working with an independent ballistics’ science firm, Sydor Technologies, to assess the level of testing performed and advise what additional tests are needed to be conducted to prepare The Alternative® for introduction to the market.

19 Unintentional firearm deaths in the United States 2005–2015, By: Sara J. Solnick and David Hemenway, Injury Epidemiology Journal, 2019

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During 2022, we determined that we needed to modify the dimensions of our projectile to decrease velocity so that its impact energy aligns within the range of industry accepted levels of risk for blunt trauma. This required increasing the size and mass of the projectile from 1.16 inches in diameter to 1.3 inches, and from 30 grams in mass to 50 grams. This increase in size resulted in reducing velocity by up to 70 feet per second (ft/s), from an average velocity of 275 to 280 ft/s down to an average velocity of 210 to 220 ft/s for the 9mm projectile and 220 to 235 ft/s for the .40 caliber projectile.

This modification to the projectile design caused delays in getting the product to market and incurred significant cost, however, the changes were critical, and our management team did what was necessary to ensure that The Alternative® would be safe and effective for use in the field. The additional tests conducted in 2022 included another ASTM-E3276 to assess the precision, velocity, and impact energy of the newly modified projectile, in which it performed extremely well in all categories. The new projectile was also analyzed in an injury assessment that was conducted by Dr. Cynthia Bir at Wayne State University Biomedical Engineering Research facilities. The tests at Wayne State included an f-BTTR surrogate that was calibrated to an average size male cadaver and was able to register impact energy, based on surface area, mass, and velocity of the projectile, and record it as a VCmax blunt trauma measurement to correlate it with an anticipated level of injury. As represented in the velocity and risk of injury tables below, it’s clear that the modifications to the projectile were successful based on the lower velocities and low risk of severe injury. Based on the results of the ballistics data, we were able to develop its deployment protocols and establish primary, secondary, and restricted target areas of the human body.

Copies of the Company’s ballistics test reports and training documents are available upon written request.

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Our Historical Growth and Growth Strategy

We have a global growth strategy for domestic and international professional markets of the law enforcement and security industries and have plans to develop a consumer version for global commercial markets in the next one to two years. We plan to first penetrate the U.S. law enforcement market through multiple sales and marketing initiatives to establish proof of concept with the goal to quickly gain market share soon thereafter. Our team utilizes various methods to market The Alternative®, including direct sales efforts, exhibiting at trade shows, conducting live demonstrations, and various email and online marketing campaigns. We also try to leverage the networks of our law enforcement team and our advisory board, and we work with a government relations firm to build awareness and gain political traction at the federal, state, and local levels, and with national associations and federal agencies. We have made connections with departments across the country that have expressed high interest in The Alternative®, and we believe that the sales cycle may be shortened once The Alternative® becomes more prominent in the field with successful domestic and international deployments.

After spending the better part of two years in R&D, we completed our ballistics testing in the fourth quarter of 2022, our comprehensive training program in the first quarter of 2023, and have since been introducing The Alternative® to the market in the U.S. and abroad. In December 2022, shortly after completing our ballistics testing, we were invited by the U.S. Consulate in Brazil to present at a special “Law Enforcement Showcase” event where we were one of ten U.S. companies to receive the special invitation to meet with Sao Paulo Civil Police and several other law enforcement agencies in country. In January 2023, we exhibited at our first major conference – the SHOT Show in Las Vegas, Nevada. We then exhibited at the National Sheriff’s Association Winter Conference in Washington, D.C. in February 2023. These events coupled with our various marketing initiatives have built a large audience through brand awareness and product knowledge by conducting key demonstrations and allowed us to be engaged for multiple active pilot programs in Texas and resulted in our first purchase order from a department in Florida which we fulfilled in June 2023 with a non-material invoice amount of $2,300. Additionally, we have generated purchasing interest from departments in South America that has resulted in non-binding purchase orders.

The National Sheriff’s Association (“NSA”) has taken early interest in The Alternative® and assigned a technical advisor to follow our journey through its series of ballistics testing to follow our progress and assess the technology. After remaining in communication throughout the process, we received a commendation letter from the advisor recommending that the NSA provide an official product endorsement of The Alternative®. We are awaiting an imminent response as to next steps. We believe that this NSA endorsement could provide valuable credibility to the tireless work that went into developing and preparing our product for market, making the endorsement a highly anticipated development for us and our shareholders.

We have received a positive response to our first 12-month marketing campaign with Police1, the premier media platform for the global law enforcement industry, and we have just extended the campaign for a new 12-month term in August 2023. Our Company page on the platform has been instrumental in building awareness and interest with U.S. departments, especially with the latest publication of a series of three articles that tell the story of our journey with the concept of the technology, the testing that went into developing the technology, and the culmination of getting it on the duty belts of officers in the line of duty. Many of the departments where we are making inroads, have been in communications for the last six to 12 months, but we believe that the sales cycle may be shortened once The Alternative® has successful deployments.

We plan to continue expanding our international presence through our contacts at the U.S. Commercial Service by building business relationships with vetted and well-established affiliates, representatives, and distributors in foreign markets, as determined by this division of the U.S. Department of Commerce, which will coincide with our IP strategy where the filing window for international patents will open next year. We filed a new utility patent with the U.S. Patents and Trademarks Office (USPTO) in December 2021, which issued on January 31, 2023, as Patent No. 11,566,876. In 2022, this patent was also filed directly in multiple foreign markets where we are pursuing sales and manufacturing opportunities. In December 2022, this patent was also the basis of our PCT Application filing, where the international artwork search opinion was returned in February 2023 with no conflicts. This means that The Alternative® is a truly unique invention on a global scale, and that the path to international IP protection is clear in every country that recognizes the PCT. However, there can be no assurance that we will be able to acquire any desired patents.

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Another significant development in the first quarter of 2023 was the completion of our training program, where deployment guidelines and protocols are developed and supported by ballistics data from the recently completed series of tests. We believe that the training program and ongoing training protocols are very important to a new technology in the field of law enforcement, which is why it was imperative for us to move forward with respect and credibility. After our first completed training course conducted by Chief Perez and lead trainer Jose Garcia, we received the following comment from the Chief Deputy of the our first pilot department in Texas, “Mr. LeBlanc, thanks for allowing me to be part of the Alternative Ballistics Trainer Program. The class and instructors were top notch. During my 35 years with Texas DPS I taught ‘general hazardous materials’ all over Texas and the U.S. so I know how hard it is to plan and carry out a successful class. I am now carrying the Dock and Projectile, and I talk about its use to everyone who asks about it. After that eight hour course, I became a believer, and now I’ve trained my deputies, and they’ve become believers as well. The Alternative® is a great product, and it has a place in my tool box.”

We expect that the training program will constitute our largest and most complex operation, as it will entail sending training teams throughout the country and eventually the globe on multiple day trips to conduct presentations, demonstrations, and training. This will involve traveling with weapons, inventory, and gear including custom targets and stands. We plan to expand the training team regionally with current and former law enforcement professionals. The program is built on repeatable practices and well-developed SOP’s to allow for scalability. After the initial training and qualification, deputies and officers will be required to requalify at least on an annual basis, and department instructors will be required to recertify on a bi-annual basis. These requirements for regularly scheduled, ongoing training, requalification, and replenishment is planned to comprise our recurring business model.

Our commercialization strategy includes two phases:

●	Phase 1 is our monetization initiatives, which consist of conducting certain public offerings and introductions of our business and products into the domestic and international professional markets.

●	Phase 2 is continued expansion in professional markets and the development of a consumer version to target the commercial market.

In Phase 1, we are looking to contract at the local level with private security companies and municipal, county, tribal, and regional police departments, including sheriffs’ departments comprising patrol, corrections, and school resource officer populations. At the state level, we are aiming for state police and highway patrol. At the federal level, we are aiming for DHS agencies, such as Border Patrol, ICE, and Secret Service; DOJ agencies, such as ATF, DEA, FBI Police, U.S. Marshals, and Federal Bureau of Prisons; Department of Interior agencies, such as Bureau of Land Management (BLM), U.S. Park Ranger, and U.S. Park Police; and Legislative Branch, the U.S. Capitol Police. Phase 1 objectives also include international strategies with the PCT application process to protect our IP and begin discussions with countries around the world through the connection of USCS representatives.

In Phase 2, our focus will be on the continued expansion into the domestic and international professional markets, in addition to the development of a modified consumer version of The Alternative® for the commercial market. A prototype commercial version already exists, but we will need to begin a new round of R&D and testing to get the product ready for introduction to the commercial market.

As a unique less-lethal tool, we believe that The Alternative® is unlike any other option that is currently available to officers in the marketplace. Our technology fills a critical safety gap with an option that has not existed until now, however, we are unable to predict the market acceptance of our products or the level of future sales. We believe that The Alternative®, as a readily available option on the duty belt of an officer, provides a compelling tool to preserving life, optimizing officer safety, and mitigating the damage caused by firearm fatalities. Successful ballistics tests and high interest from law enforcement agencies here and abroad indicate that we are on target to begin fulfilling orders by the end of 2023 with an anticipated acceleration of orders in 2024 and beyond, however, there can be no assurance of the quantity or timeframe of orders or sales in the future. (See “Risk Factors.”)

Thorough Ballistics Testing of The Alternative®

We have had The Alternative® evaluated through extensive ballistics testing conducted by third-party, independent ballistics laboratories, including National Technical Systems (“NTS”) at its Chesapeake testing facility in Belcamp, Maryland (which has an accredited firing range approved by the National Institute of Justice (“NIJ”)) and Wayne State University in Detroit, Michigan.

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We also retained one of the most respected independent data assessment and measurement companies in the United States, Sydor Technologies based in Fairport, New York, to review and analyze the data collected by NTS and Wayne State University.

Our goal in this rigorous third-party testing program was to confirm with solid empirical data that The Alternative® is truly a less-lethal option for police officers to use and, in particular, when deployed at close range (defined as zero to 35 feet) in an urgent tactical situation, The Alternative® will pose only modest but acceptable risk of serious bodily injury to a subject who has to be subdued and arrested.

Such detailed ballistic testing has thus measured and verified the precision and accuracy of the projectile when aimed at a subject within certain typical tactical distances from the officer, the velocity of the projectile at those distances from the officer, the delivered energy upon impact of the projectile and the likelihood of the projectile’s penetration of the subject’s skin and injury to any vital organs within the subject’s body.

Sydor Technologies has reviewed and assessed a good deal of our ballistics testing data and prepared a report entitled “Analysis of Results from Testing at Wayne State University.” Full copies of the Company’s ballistics test reports and additional ballistics data are available upon written request.

Objectives, Strategies, and Related Business Risks

Products and Services

●	Future Trends: establish proof of concept and demonstrate the value of our technology as a viable less-lethal application for the law enforcement industry.
●	Expectations: we expect that our technology can be recognized as a unique solution that fills a critical safety gap and provides an effective option for officers that has not been possible until now.
●	Objectives: our goal in 2023 is to establish proof of concept via pilot programs with several U.S. police departments and to generate revenue through full-paying contracts in the U.S. and abroad.
●	Strategies: building infrastructure and workflows in our operations to create repeatable practices and provide scalability for growth.

Marketing and Revenue

●	Future Trends: work with partners to build brand awareness through multiple mediums.
●	Expectations: establish awareness and a strong following through multiple marketing campaigns, including through our law enforcement team’s professional credibility and expansive network, at the congressional level through our government relations firm, at the customer level through our media partners, at the global level through our international affiliates and distributors, and at the general public level through our social media campaigns, all of which may translate to revenue and gaining a foothold in the industry.
●	Objectives: our goal for 2023 is focusing on communications, proof of concept, and brand awareness to begin generating revenue in 2023.
●	Strategies: leverage our law enforcement team’s professional credibility and expansive network, our government relations firm for awareness at the congressional level, our media partners to build interest at the customer level (departments and agencies), our international affiliates and distributors for global expansion, and social media campaigns to build awareness with the general public.

Research and Development

●	Future Trends: continue investing in R&D to expand firearm compatibility and begin developing the consumer model for the commercial market.
●	Expectations: strengthen our training program, expand our law enforcement team, and establish demand based on successful training and deployments.
●	Objectives: utilize ongoing R&D initiatives to build confidence in our technology, maximize public safety, and mitigate risk.
●	Strategies: continue working with our ballistics teams at NTS, Sydor Technologies, and Wayne State University for ongoing tests and data analysis on new models.

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Technology

●	Future Trends: protect our current IP and expand portfolio through additional U.S. patents and PCT application filings; ongoing product testing and implementation of automated assembly process.
●	Expectations: as we become known in the market and expand globally, we will continue to conduct thorough testing, develop new designs for firearm models, and develop processes to enhance scalability.
●	Objectives: be prepared to aggressively prosecute and enforce our IP protection, and for scalability, we will eventually need to implement an automated assembly process.
●	Strategies: continue working with our IP firm, Lynch LLP, on strengthening our IP portfolio and strategy on a domestic and international scale, including the prosecution of new patents and PCT applications, and the enforcement and litigation of our patents, should the need arise; automated assembly to yield an increase in productivity resulting in 20 units per minute on a sustained basis.

Business Expansion or Restructuring

●	Future Trends: models for additional types of firearms in the law enforcement industry and models for the consumer market; ATF’s FITSB report (See “Our Business—Commercial Markets,”) allows us to operate with no manufacturing or selling/distribution restrictions; as the Company grows internationally, it may look to establish manufacturing in-country in given regions.
●	Expectations: new models of firearms may gain popularity and the consumer market is significantly larger than the law enforcement segment of the professional market; will be able to sell consumer version as eCommerce, through distributors, and/or through general retail/sporting goods stores. We expect to participate in both markets and hopefully with significant market share in each; if growth and margins can be optimized by a local presence we would consider establishing operations in-country.
●	Objectives: optimize all manufacturing and sales initiatives; with additional capital, we can begin development on docking molds for firearms that are gaining popularity in the law enforcement industry; begin R&D on the consumer version later this year after we’ve established proof of concept in the law enforcement vertical; and look for ways to optimize growth and margins with regard to production and order fulfillment.
●	Strategies: work with design engineering teams to stay current on popular firearm models and establish cost effective methods to build new molds, and maximize production, fulfillment, and shipping strategies domestically and internationally.

Employment or Compensation

●	Future Trends: we intend to scale relative to revenue growth, which will result in the strategic hiring of key personnel in the areas of sales, marketing, operations, IT, accounting, legal, administration, and regional law enforcement representatives.
●	Expectations: the capacity to sustain key employees, as well as diversify and expand personnel, should result in our ability to maintain a full-time staff.
●	Objectives: execute on growth initiatives in order to attract top tier talent to enhance our goals and objectives; this includes expanding our advisory board with high level professionals with law enforcement, political and business backgrounds.
●	Strategies: align employment and compensation objectives to complement our vision and execution of our growth initiatives, and to enhance our public appearance through strategic hiring.

Manufacturing and Production

We are currently able to manufacture the projectiles both domestically and internationally, and the docking units are currently manufactured domestically. While there can be no guarantees on product costs and/or suppliers, our team continues to explore contingency options, should any disruptions occur with our current suppliers. We outsource via contract manufacturing (“CM”) to multiple vendors so that we limit our reliance on a sole source.

We have multiple suppliers for each component of our platform, which includes the alloy projectile, the plastic docking unit, and the custom holster. Once the projectiles and docking units are produced, we have an in-house assembly and shipping operation. Our goal is to balance a significant volume of product ready to supply departments with necessary quantities in a timely manner, however, the volatility of the shipping industry, including freight and fuel costs, backlog, and delays may adversely impact our manufacturing, production, and supply operations.

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Competition

Based on the LLA market in 2022 with a size of $850 million,20 some of the leading competitors in the space include, but are not limited to Combined Systems, Inc.; Amtech Less Lethal Systems; Nonlethal Technologies, Inc.; Wrap Technologies, Inc.; and Axon Ent. Unlike us, these companies are not start-up companies and have significant operations and historical data upon which to evaluate their business.

All aforementioned companies produce standalone devices. In contrast, The Alternative® attaches to the firearm (an already held device on an officer’s duty belt), giving an operator the flexibility of a multi-purpose tool. We believe that this key differentiator allows us to not compete for market share but rather carve out a new segment of the market for our next generation technology.

Intellectual Property

Patents

The following table gives details of our existing patents. In September 2020, we acquired the LP. Upon completion of the acquisition, the first four patents in the table below were transferred and reassigned to us as the new owner of all rights to the intellectual property. In December 2021, we filed a new utility patent that was issued in January 2023 as patent number 11566876, which has since been directly filed in several other foreign markets as listed below, including a PCT Application that was filed in December 2022. Also in December 2022, we filed a continuation application on our latest U.S. patent, which has since issued in January 2023, to start a new family of patents. We intend to strengthen our international IP protection when the PCT filing window opens in June 2024.

Patent Application No.	Patent No.	Patent Name	Date Filed	Date Issued	Location
11/353875	7526999	Less-Lethal Force Device	2/13/2006	5/5/2009	USPTO
14/183455	9612074	Less-Lethal Force Device-Impact Ratio	2/18/2014	4/4/2017	USPTO
14/598555 (continuation of 14/183455)	9823033	Less-Lethal Force Device-Impact Ratio	1/16/2015	11/21/2017	USPTO
15/386281	10295291	Less-Lethal Force Device	12/12/2016	5/21/2019	USPTO
17/644060	11566876	Bullet Capturing Ballistic Slugs	12/13/2021	1/31/2023	USPTO
BR 10 2022 008832 2	Pending	Bullet Capturing Ballistic Slugs	5/13/2022	Pending	Brazil
1-2022-02498	Pending	Bullet Capturing Slugs	5/13/2022	Pending	Vietnam
20220103403	Pending	Bullet Capturing Slugs	12/13/2022	Pending	Argentina
2022-000260	Pending	Bullet Capturing Slugs	12/13/2022	Pending	Venezuela
22107593	Pending	Bullet Capturing Slugs	12/13/2022	Pending	Paraguay
PCT/US2022/81356	N/A	International Patent Application for Bullet Capturing Slugs	12/12/2022	2/1/2023 (International Artwork Search Complete)	USPTO/International Bureau
18/146953	Pending	Continuation Patent Application	12/27/2022	Allowed	USPTO

20 Global Less Lethal Ammunition Market Overview, By: Sejar Akre, Market Research Future, July 2023

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Trademarks

The following table gives details of our existing trademarks.

Matter Number	Title	Serial No.	Registration No.	G & S
534-00003	THE ALTERNATIVE	77410543	3519634	Less-lethal projectile, namely, a rounded metal block encapsulated in rubber, discharged from a pistol to temporarily incapacitate a person
534-00004	ALTERNATIVE BALLISTICS LOGO (prior version)	85667538	4712832	Less-lethal projectile discharged from a pistol or other firearm
534-00005	ALTERNATIVE BALLISTICS LOGO 2	90411439	Pending	Amended 4/8/2022 to: Firearm attachments having a mount for attaching bullet capturing projectiles and bullet capturing projectiles, sold as a unit or individually (Originally filed as: Weaponry, namely, less-lethal projectile discharged from a pistol or other firearm)
534-00006	THE ALTERNATIVE	97/352515	Pending	Firearm attachments having a mount for attaching bullet capturing projectiles and bullet capturing projectiles, sold as a unit or individually
534-00007	ALTERNATIVE BALLISTICS	97/352517	Pending	Firearm attachments having a mount for attaching bullet capturing projectiles and bullet capturing projectiles, sold as a unit or individually
534-00008	ALTERNATIVE BALLISTICS LOGO B&W	97/352524	Pending	Firearm attachments having a mount for attaching bullet capturing projectiles and bullet capturing projectiles, sold as a unit or individually
534-00011 (Madrid System\WIPO)	THE ALTERNATIVE	1662198	1662198	Firearm attachments having a mount for bullet capturing projectiles and bullet capturing projectiles, sold as a unit
534-00011 Brazil	THE ALTERNATIVE	501662198	501662198	Firearm attachments having a mount for bullet capturing projectiles and bullet capturing projectiles, sold as a unit
534-00011 Vietnam	THE ALTERNATIVE	1662198	1662198	Firearm attachments having a mount for bullet capturing projectiles and bullet capturing projectiles, sold as a unit
534-00012 (Madrid System\WIPO)	ALTERNATIVE BALLISTICS	1662593	1662593	Firearm attachments having a mount for bullet capturing projectiles and bullet capturing projectiles, sold as a unit
534-00012 Brazil	ALTERNATIVE BALLISTICS	501662593	501662593	Firearm attachments having a mount for bullet capturing projectiles and bullet capturing projectiles, sold as a unit
534-00012 Vietnam	ALTERNATIVE BALLISTICS	1662593	1662593	Firearm attachments having a mount for bullet capturing projectiles and bullet capturing projectiles, sold as a unit
534-00013 (Madrid System\WIPO)	ALTERNATIVE BALLISTICS LOGO B&W	1662596	1662596	Firearm attachments having a mount for bullet capturing projectiles and bullet capturing projectiles, sold as a unit
534-00013 Brazil	ALTERNATIVE BALLISTICS LOGO B&W	501662596	501662596	Firearm attachments having a mount for bullet capturing projectiles and bullet capturing projectiles, sold as a unit
534-00013 Vietnam	ALTERNATIVE BALLISTICS LOGO B&W	1662596	1662596	Firearm attachments having a mount for bullet capturing projectiles and bullet capturing projectiles, sold as a unit

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Human Capital

As of the date of this Offering Circular, we have six full-time employees and five part-time employees. None of our employees are members of a labor union or covered by a collective bargaining agreement.

Properties

We currently do not own any real property. We lease office space at 5940 S. Rainbow Blvd, Las Vegas, Nevada 89118 for $1,952 per month for a term of one year, expiring on July 31, 2024. We also sublease office space at 12636 High Bluff Drive, Suite 400, San Diego, California 92130 for $500 per month on a month to month basis.

Seasonality

We do not experience seasonal variations in our quarterly operating results and capital requirements.

Legal Proceedings

We are not party to any legal proceedings the resolution of which we believe would have a material adverse effect on our business, prospects, financial condition, liquidity, or results of operation. However, we may from time to time after the date of this Offering Circular become subject to claims and litigation arising in the ordinary course of business. One or more unfavorable outcomes in any claim or litigation against us could have a material adverse effect for the period in which such claim or litigation is resolved. In addition, regardless of their merits or their ultimate outcomes, such matters are costly, divert management’s attention, and may materially adversely affect our reputation, even if resolved in our favor.

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MANAGEMENT

Directors and Executive Officers

We are managed by our directors and executive officers. Our Board of Directors consists of three directors, none of whom are independent. Our directors serve for one-year terms and until their successors are duly elected and qualified. Set forth below are the names, ages, and positions of our directors and executive officers as of the date of this Offering Circular:

Name	Age	Position
Steven Luna	39	Chief Executive Officer and Director
Jason LeBlanc	49	Chief Operations Officer and Director
Vanessa Luna	40	Executive Vice President and Chairperson of the Board
Richard Nagle	52	Chief Financial Officer

Biographical Information

Steven Luna, Chief Executive Officer and Director

Mr. Luna began his career in 2009 in the legal industry working in the investigations division for one of the nation’s leading litigation support companies. In 2013, Mr. Luna transitioned from legal into the marketing technology sector as a regional account executive providing web development and search engine optimization (SEO) services for key clients in Los Angeles and Orange County, California, which was his first exposure to the public markets through a company named LiveDeal (NASDAQ:LIVE). In 2013, he became Senior Advisor of Investor Relations for a Las Vegas, Nevada firm, and from there he launched a consultant group with two of his partners, where they focused on business development and investor relations for private and public entities. His career expertise in the public markets enabled Mr. Luna to assist over two dozen publicly traded companies on OTC and NASDAQ to create investor awareness and maintain or increase operational efficiencies. Mr. Luna has been instrumental in business execution, public and investor relations, product launch, effective go-to-market strategies, and realized revenue.

Mr. Luna brings a wide range of business skills to our board of directors from his experience in various sectors of the legal and technology industries and through his time as Vice President of his own business and investor relations consulting firm. We believe that these skills as well as his experience in the public markets will be valuable to our board of directors.

Jason LeBlanc, Chief Operations Officer and Director

From 2008 to 2018, Mr. Leblanc started as a Court Department Manager and ascended through the ranks becoming the San Diego Senior Division Partner of First Legal, a premier litigation support company working with some of the largest law firms in the world, with over 13 locations throughout California, Nevada, and Arizona. At First Legal, he served as the Regional Director overseeing all aspects of the business from sales and development, to operations. He led a team of more than 30 employees and was responsible for the San Diego region’s profit and loss, which ranked in the company’s top three performers out of all locations as well as for profit margin and the lowest employee turnover rate in the company.

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After his ten-year tenure at First Legal, in 2018, he moved into an OTC fintech company, first as Director of Business Development and then as Chief Operations Officer, where he helped the company realize millions of dollars in revenue within his first year as a C-Level executive. From the Chief Operations position, he moved to Chief Compliance Officer, where he was instrumental in government relations activities, presenting to regulators and legislators in several states, including California, Washington, Nevada, Ohio, and New Jersey.

Mr. LeBlanc provides a wide range of professional acumen to our board of directors from his experience in business development, operations, and compliance, which he has built through his experience in the legal, fintech, and finance industries. We believe that these experiences qualify Mr. LeBlanc to serve on our board of directors.

Vanessa Luna, Executive Vice President and Chairperson of the Board

In her more than 20 years of professional experience, Ms. Luna has held multiple C-Suite, Director, Board, and management-related positions where her experience and keen business acumen have been crucial in driving significant growth and profitability as well as the development and launch of initiatives focused on maximizing internal processes and procedures to create a more productive work environment. This experience includes executive and management roles at OTC, NASDAQ, and Fortune 500 companies, the American Red Cross, and some of the nation’s leading service organizations in the private sector including legal, prepaid card, financial, construction, technology, real estate, high-risk, and other service industries. More recently, Ms. Luna worked at GreenBox POS (now, RYVYL, Inc.) from 2021 through 2022 (NADSAQ:RYVL); Global Payout, Inc. from 2016 through 2020 (OTCPINK:PSYC); Luna Consultant Group, LLC from 2015 to Present; and LiveDeal Inc. in 2013 (NASDAQ:LIVE).

Her prior and ongoing experience remain as an acting CEO to Luna Consultant Group, LLC (“LCG”) a private corporate strategy, communications, and business development firm which she co-founded in January 2015 where she works to drive profitability and bring awareness to small-to-mid-cap companies across a diverse range of professional sectors representing both public and private clientele. Ms. Luna has worked with over two dozen publicly traded companies and continues to consult for public companies.

We believe that Ms. Luna is qualified to serve as our Chairperson due to her extensive experience and background in business development, operations, and organizational growth initiatives for both private and public companies.

Richard Nagle, Chief Financial Officer

Mr. Nagle is a highly skilled finance professional with extensive experience working in high-level positions with companies, such as Ernst & Young as a lead auditor from 2000 through to 2005; Barnes & Noble as Controller-Head of Finance from 2010 through 2014 overseeing the Nook product launch and subsequent growth from a start up to over $1 billion in annual revenue; and DivX, Inc. from 2018 through 2023 as CFO, a software company that is known for pioneering the digital video experience.

Mr. Nagle brings financial expertise to the Alternative Ballistics team in strategic initiatives, reporting to the Commission, and operations and controls, which he has gained through “Big 4” public sector and private experience, including but not limited to manufacturing, innovative software and hardware distribution, and compliance industries. He has successfully built results oriented financial operations that have aided and supported companies through exponential revenue growth, while keeping best in class control environments.

In his role as Alternative Ballistics’ Chief Financial Officer, Mr. Nagle works on all strategic financial reporting and supporting control environment initiatives of the business to enable continued growth, fulfilling a critical role in the Company’s financial audit, and establishing financial and accounting best practices, which will be instrumental as we continue to pursue our anticipated growth.

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LAW ENFORCEMENT CONSULTANT

Alex Perez, Strategic Law Enforcement Consultant

Chief Perez (ret.), a 28-year veteran of the North Las Vegas Police Department (the “NLVPD”), recently completed his honorable and decorated career serving as the city’s top law enforcement leader. Starting as a Patrol Officer in the early 90s, he steadily rose through the ranks to working as a Narcotics Investigator on an FBI Task Force and transitioning to a position with the Joint Terrorism Task Force shortly after 9/11. He continued earning promotions to Sergeant and Lieutenant before graduating from the FBI National Academy #245 in 2011. He became Assistant Chief shortly before settling into his executive leadership role in 2015, as the City’s first Latino Chief of Police.

During his time as the City’s top cop, Chief Perez expanded the NLVPD force from 245 officers to 350 sworn officers and oversaw a team of over 150 civilian support staff. He was an innovative public official, who managed financial aspects of the department by securing and monitoring the use of budgetary monies and prepared requests to government agencies to obtain funds for special operations and equipment for the department.

Chief Perez’s success was defined by his ability to bring the community together through action and dialogue. He cultivated inclusiveness, mutual trust, transparency, and respect within the department and with the public. One of his remarkable achievements was starting the Hispanic Citizen’s Academy to educate Spanish speaking citizens on how law enforcement works, which successfully bridged a stronger relationship between the community and the department.

Chief Perez is widely regarded as one of the most effective chiefs to serve the City of North Las Vegas, and he remains a member of various law enforcement associations, such as the Nevada Sheriffs & Chiefs Association, the International Association of Chiefs of Police, and the Latino Peace Officers Association. He is a current board member of 10,000 Kids and Nevada Child Seekers, two non-profit organizations that focus on community initiatives in Nevada and around the country, which include assisting families and law enforcement in the location of missing children and putting an end to child trafficking.

In his role as Alternative Ballistics’ Strategic Law Enforcement Consultant, Chief Perez plans to leverage his deep experience as a police officer and public official to help articulate and lend credibility to our mission. He plans to connect with federal, state, and local law enforcement leaders across the country to share his vision and support of The Alternative®, as an expedient less-lethal device that is accurate and effective in stopping threats at longer ranges and designed with officer safety in mind.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our Board shall determine the number of directors from time to time. Each director serves for a term that expires until the next annual meeting of shareholders or until their successor shall have been elected and qualified, or until their earlier resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, or any other committees of our Board of Directors. As such, our entire Board of Directors handles matters related to audit, compliance, compensation, and nominations of directors.

Advisory Board

Our Board approved the establishment of an Advisory Board on August 14, 2023 of three to five members to provide advisory services to us, including utilizing their networks to introduce The Alternative, advise us on potential market penetration, and counsel us on public policy initiatives.

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Our Advisory Board is mandated to meet no less than once per month and to have an annual weekend retreat to discuss strategic initiatives for the following year.

We plan to compensate the members of our Advisory Board $5,000 per calendar quarter, payable in arrears, and $20,000 worth of common stock, based on the current “Fair Market Value,” which shall be determined by the Board of Directors or, if the common stock is traded or quoted on an exchange or over the counter marketplace, by the average of the last sale price of the common stock for the ten trading days prior to the last day of the calendar quarter.

Currently, we have one person on our Advisory Board.

Kevin Faulconer

Kevin Faulconer is a distinguished expert in governance, public policy, and operational improvement in large organizations. Mr. Faulconer served as the 36th Mayor of San Diego from 2014 to 2020. He also served in several national organizations, and as vice president at the global public relations firm, Porter Novelli, specializing in strategic crisis management and public affairs. He is currently a strategic advisor at Collaborate for California and Visiting Fellow at Pepperdine University School of Public Policy.

Family Relationships

Steven Luna, CEO, and Vanessa Luna, EVP, are brother and sister.

Director Independence

As of the date of this Offering Circular, we have no independent directors.

Significant Employees

We have no significant employees other than the executive officers described above.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our Company has, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

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EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The table below summarizes the total compensation paid or earned by our executive officers for the years ended December 31, 2023 and 2022:

Name and Principal Position	Year	Salary ($)		Stock Awards ($)		Option Awards ($)	All Other Compensation ($)		Total ($)
Steven Luna, Chief Executive Officer	2023	165,000		6,750,000	(6)	-	-		6,915,000
and Director	2022	155,000		125,000	(1)	-			280,000
Jason LeBlanc, Chief Operations Officer	2023	140,000		6,500,000	(6)	-	-		6,640,000
And Director	2022	130,250		125,000	(1)	-			255,000
Vanessa Luna, Executive Vice President and	2023	142,000		6,975,000	(6)	-		(5)	7,117,000
Chairperson of the Board)	2022	116,750	(3)	250,000	(2)	-	11,235	(5)	377,985
Richard Nagle, Chief Financial Officer(4)	2023	41,000		6,300,000	(6)	-	-		6,341,000
	2022	41,000		250,000	(2)	-	-		291,000

(1)	Reflects total annual stock award of 1,250,000 shares of common stock with a value of $0.10 per share.
(2)	Reflects total annual stock award of 2,500,000 shares of common stock with a value of $0.10 per share.
(3)	Executive started their position on January 1, 2022, as Chairperson at an annual salary of $72,000, and started position as Executive Vice President on April 1, 2022, increasing their annual salary to $125,000.
(4)	Executive began employment with the Company January 1, 2022 with an annual salary of $36,000, starting bonus of $5,000, and an annual stock award of 2,500,000 shares of common stock with a value of $0.10 per share.
(5)	All Other Compensation reflects independent contractor earnings prior to employment by the Company.
(6)	Reflects total annual stock awards at a value of $0.50 per share.

Narrative to Summary Compensation Table

We believe that the primary goal of executive compensation is to align the interests of our executive officers with those of our shareholders in a way that allows us to attract and retain the best executive talent.

Annual Base Salary. Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, our Board of Directors considers each executive’s role and responsibilities, unique skills, future potential with us, salary levels for similar positions in our market, geographical location, and internal pay equity.

Option Awards. We plan to offer option awards to executives and other employees, in the discretion of the Board of Directors, considering the executive’s role and other compensation.

Health/Welfare Plans. We do not yet have a healthcare plan available to our employees. However, each Executive was entitled to a medical stipend of up to $1,000 per month in 2021 and 2022.

Employment Agreements with our Named Executive Officers

Each of our executive officers had employment agreements with the Company (the “Original Executive Employment Agreements”), pursuant to which each Executive Officer was entitled to an aggregate of 12,500,000 shares of common stock (the “Vesting Common Stock”), vesting in equal tranches of 1,250,000 shares every six months, subject to their continued employment with the Company.

In consideration of the work involved with this Offering and in entering into Amended and Rested Employment Agreements (the “A&R Employment Agreements”) as well as to ensure that the Executive Officers can maintain significance in corporate actions in light of this Offering, the Board accelerated the vesting of the Vesting Common Stock, such that all shares of Vesting Common Stock were deemed vested as of August 4, 2023, resulting in each Executive Officer being issued the remaining unvested portion of the 12,500,000 shares of Vesting Common Stock granted in the Original Executive Employment Agreements.

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Each of our executive offers entered into the A&R Employment Agreements on August 24, 2023, for one-year terms, subject to renewal. Each of the A&R Employment Agreements include the following terms:

Medical Stipend. The Executive Officer is entitled to a medical stipend of $2,000 per month.

PTO Plan. The Executive Officer is entitled to unlimited PTO, subject to prior approval by the CEO or EVP, so long as doing so is consistent and in balance with their job responsibilities and business needs.

Golden Parachute. Each of our Executive Officers have golden parachute provisions in their employment contracts in the event there is a change-in-control of the Company, which includes a lump sum cash payment of three times of the Executive Officer’s annual salary, cash bonus, and incentive awards.

Severance Payments. Executives are entitled to severance payments in the event of a termination without cause, which include a lump sum payment of two times the Executive Officer’s annual salary, cash bonus, and incentive awards.

Compensation Terms for Steven Luna

Steven Luna is entitled to annual compensation of $250,000 and a restricted stock grant of $2,500,000 worth of shares of common stock per annum, vesting in four equal installments every quarter, granted at the fair market value on the effective date of the Employment Agreement.

Compensation Terms for Jason LeBlanc

Jason LeBlanc is entitled to annual compensation of $200,000 and a restricted stock grant of $1,500,000 worth of common stock per annum, vesting in four equal installments every quarter, granted at the fair market value of the common stock as of the effective date of the A&R Employment Agreement.

Compensation Terms for Vanessa Luna

Vanessa Luna is entitled to annual compensation of $225,000 and a restricted stock grant of $2,000,000 worth of common stock per annum, vesting in four equal installments every quarter, granted at the fair market value of the common stock as of the effective date of the A&R Employment Agreement.

Compensation Terms for Richard Nagle

Richard Nagle is entitled to annual compensation of $200,000 and a restricted stock grant of $1,500,000 worth of common stock per annum, vesting in four equal installments every quarter, granted at the fair market value of the common stock as of the effective date of the A&R Employment Agreement.

As part of the Executive Employment Agreements, each executive has the option of election to defer a portion or all of their annual salary. At the time of this filing, each executive has elected to defer a portion of their annual salary.

Long-Term Incentive Plan Awards

We established the 2021 Omnibus Equity Compensation Plan (the “2021 Equity Compensation Plan”), effective July 15, 2021, for the benefit of the directors, executives, independent contractors, and key employees. Awards under the 2021 Equity Compensation Plan may be made in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Deferred Stock; (vi) Stock Awards; (vii) Performance Shares; and (viii) Other Stock-Based Awards.

Administration. The Plan is administered by the Board of Directors, and once established, will be administered by the Compensation Committee.

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Authorized Shares. The aggregate number of shares reserved for issuance under the 2021 Equity Compensation Plan is 12,500,000 shares of common stock.

Stock Options. Stock options may be granted under the 2021 Equity Compensation Plan. The exercise price of options granted under our 2021 Equity Compensation Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, they may exercise their options for the period of time stated in their option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of our 2021 Equity Compensation Plan, the administrator determines the other terms of options.

Stock Appreciation Rights. Stock Appreciation Rights may be granted in connection with Stock Options. The administrator determines whether payment with respect to exercise shall be made in cash, stock, or a combination thereof.

Restricted Stock. Terms of the Restricted Stock Awards will be determined by the administrator, including price, length, restrictions, lapse of restrictions, dividends, and distributions. If employment terminates prior to the vesting of the award, then the shares are forfeited.

Stock Awards

The administrator is authorized to grant Stock Awards and will, in their sole discretion, determine the recipients and the number of shares of common stock underlying each Stock Award. Each Stock Award will be subject to such terms and conditions consistent with the 2021 Equity Compensation Plan as determined by the administrator and as set forth in an Award agreement, including, without limitation, restrictions on the sale or other disposition of such shares and our right to reacquire such shares for no consideration upon termination of the Participant’s employment or membership on the board, as applicable, within specified periods.

Performance Shares

The administrator is authorized to grant Performance Awards and will, in their sole discretion, determine the recipients and the number of shares of common stock that may be subject to each Performance Award. Each Performance Award will be subject to such terms and conditions consistent with the 2021 Equity Compensation Plan as determined by the administrator and as set forth in an Award agreement. The administrator will set performance targets at their discretion which, depending on the extent to which they are met, will determine the number of Performance Awards that will be paid out to the Participants and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional, and/or individual performance.

Section 409A of the Code

Awards under the 2021 Equity Compensation Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, we will not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

Section 422 of the Code

The 2021 Equity Compensation Plan provides for the grant of incentive stock options within the meaning Section 422 of the Code.

Awards Granted

As of the date of this Offering Circular, there have been 7,720,000 stock awards granted under the 2021 Equity Compensation Plan, of which 3,232,500 shares of common stock have vested as of the date of this Offering Circular.

Director Compensation

Our Directors are currently not compensated for their services as a Director. All three of our Directors are also executive officers, whose compensation is fully reflected in the compensation table above.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Family Relationship

Our Chief Executive Officer, Steven Luna, and Executive Vice President, Vanessa Luna are brother and sister.

Engagement of Luna Consultant Group, LLC

Vanessa Luna is the owner of an independent consulting firm, Luna Consultant Group, LLC dba “LCG.” On August 10, 2020, we entered into a Business Development Consulting Agreement with LCG. Common stock was issued to LCG for services rendered, as follows:

On October 1, 2020, we issued 5,000,000 shares of common stock for value of services at $125,000, and on September 20, 2021, we issued 528,250 shares of common stock for value of services at $52,825.

Ms. Luna is expected to continue to operate LCG. We may, in the future, engage LCG for related services in the areas of communications and marketing on market standard terms.

Related Party Promissory Note

On September 17, 2017, Andrew Felsburg provided two loans to our predecessor, the LP, for working capital purposes for total proceeds of $125,000. When we acquired the LP in September 2020, we also acquired this debt. As there were no written agreements with Mr. Felsburg governing this debt obligation, with his consent, we used an 8% imputed interest. On May 9, 2022, we issued 385,714 shares of common stock valued at $125,000 to settle this debt in the amount of $135,000. Mr. Felsburg was one of the founding members of the LP and now owns 2.9% of our common stock.

On August 13, 2021 and December 31, 2021, we issued two convertible promissory notes with principal amounts of $250,000 and $350,000, respectively, to Sky Financial & Intelligence, LLC (“Sky Financial”). The notes bore interest at a rate of 15% per annum, and had initial maturity dates of August 13, 2022 and December 31, 2022, respectively. On August 13, 2022, upon the initial maturity date of the $250,000 convertible promissory note, we paid the accrued interest to Sky Financial and extended the term of the promissory note until August 13, 2023. On December 31, 2022, upon the initial maturity date of the $350,000 convertible promissory note, we extended the term of the promissory note until January 25, 2024 at the same rate of interest. On August 13, 2023, upon maturity of the $250,000 convertible promissory note, with the consent of the noteholder, we converted the principal balance on the note into 5,000,000 shares of common stock and paid the accrued interest on the note. On October 12, 2023, with the consent of the noteholder, we converted the principal and accrued interest of the $350,000 convertible promissory into 2,565,200 shares of common stock. Sky Financial is currently the beneficial owner of 19.48% of our common stock.

On March 29, 2022, we issued a convertible promissory note with a principal amount of $1,000,000 to Sky Financial. The note bears interest at a rate of 15% per annum with an original maturity date of March 30, 2024 and is convertible into shares of our common stock at the option of the noteholder, contingent upon our consent. On August 23, 2023, we and Sky Financial signed an addendum to extend the maturity date of the loan to March 29, 2025. In consideration of the extension, we issued to Sky Financial a warrant to purchase 10,000,000 shares of our common stock, exercisable at $0.025 per share that expires on March 29, 2025. The warrant also has an option for us to require exercise of any remaining unexercised portion of the warrant in the event our common stock is listed on a national securities exchange or quoted in an over-the-counter market, and the closing price of the common stock equals or exceeds $0.50 per share for five consecutive trading days (a “Mandatory Exercise”). In the event of a Mandatory Exercise, the warrant holder has an option to purchase an additional 10,000,000 shares of common stock at a purchase price of $0.025 per share. Pursuant to the terms of both the convertible promissory note and the warrant, Sky Financial is subject to a percentage limitation whereby any conversion or exercise of the convertible promissory note or warrant cannot at any time exceed 9.99% of beneficial ownership in the aggregate. Sky Financial is currently the beneficial owner of 19.48% of our common stock.

On October 18, 2022, we issued a convertible promissory note with a principal amount of $350,000 to Richard Nagle, our Chief Financial Officer. The note bears interest at a rate of 15% per annum and matures on October 18, 2023. The note and accrued interest are convertible at the option of the noteholder upon full execution of a binding agreement with an investment bank for a firm commitment public offering with a minimum of $7,500,000 in gross proceeds at which time the noteholder can convert the note at the lesser of 50% of our initial public offering price per share or the ten day average closing price per share of common stock if publicly traded over-the-counter or on a stock exchange at the time of conversion but will automatically convert to shares of common stock at the same price upon a listing of our shares of common stock on a national exchange. On September 18, 2023, this convertible promissory note was converted into 1,400,000 shares of common stock.

Policies and Procedures for Transactions with Related Persons

The above transactions were approved by our Board of Directors. All future related party transactions will be voted upon by the disinterested members of the Board of Directors. The Board of Directors is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of the Board of Directors as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The disinterested members of the Board will consider various factors, including the benefit of the transaction to us, the terms of the transaction, and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Board of Directors will review, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT, AND SELLING STOCKHOLDERS

Immediately prior to this Offering, there were 136,714,496 shares of our common stock outstanding. The following table sets forth the beneficial ownership of our common stock immediately prior to and immediately after the completion of this Offering (assuming that we raise the Maximum Offering) by:

●	each of our directors;
●	each of our named executive officers;
●	all of our directors and executive officers as a group; and
●	each person known by us to be the beneficial owner of 5% or more of our outstanding common stock.

The percentage ownership information after the Offering assumes the issuance of shares of common stock for the Maximum Offering amount in this Offering.

We have determined beneficial ownership in accordance with the rules of the Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before the date which is 60 days after the date of this Offering Circular. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Owned Immediately Prior to this Offering		Percentage Immediately Prior to this Offering	Shares Owned Immediately After this Offering	Percentage Immediately After this Offering

Directors and Named Executive Officers:(1)
Steven Luna, Chief Executive Officer and Director	18,812,500		13.76%	18,812,500	13.19%

Jason LeBlanc, Chief Operations Officer and Director	17,187,500		12.57%	17,187,500	12.05%

Vanessa Luna, Executive Vice President and Chairman of the Board	22,778,250	(2)	16.66%	22,778,250	15.97%

Richard Nagle, Chief Financial Officer	17,187,500		12.57%	17,187,500	12.05%

All directors and executive officers as a group (four persons)	75,965,250		55.56%	75,965,250	53.27%

5% of More Holders:
Sky Financial & Intelligence, LLC 7611 Phoenix Peak Street Las Vegas, NV, 89166	29,055,513	(3)	21.25%	29,055,513	20.37%

(1)	The address for all of the officers and directors is 5940 S. Rainbow Blvd., Las Vegas, NV 89118.
(2)	Includes 5,528,250 shares of common stock owned by Luna Consultant Group, LLC.
(3)	Includes 6,490,313 shares of common stock underlying convertible debt as of December 31, 2023 and 10,000,000 shares of common stock issuable upon exercise of a warrant at $0.025 per share expiring on March 29, 2025, both of which are subject to a 9.99% ownership blocker in the aggregate.

Voting Power

The following table determines beneficial ownership identical to the above table. However, the table below depicts the voting power of all classes of our securities, including our common stock as well as our Series A Preferred Stock immediately prior to and immediately after the completion of this Offering. For purposes of this table, the Series A Preferred Stock is shown based on its voting power relative to common stock, being 100 to 1. The percentage ownership information after the Offering assumes the issuance of shares of common stock for the Maximum Offering amount in this Offering.

Name and Address of Beneficial Owner (1)	Shares Owned Immediately Prior to this Offering	Voting Percentage Immediately Prior to this Offering	Shares Owned Immediately After this Offering	Voting Percentage Immediately After this Offering

Directors and Named Executive Officers:
Steven Luna	18,500,000	5.56%	18,500,000	5.46%
Series A Preferred Stock (1)	200,000,000	60.12%	200,000,000	59.08%
Total	218,500,000	65.69%	218,500,000	64.54%

Jason LeBlanc	17,000,000	5.11%	17,000,000	5.02%

Vanessa Luna (2)	22,528,250	6.78%	22,528,250	6.66%

Richard Nagle	17,000,000	5.11%	17,000,000	5.02%

All directors and executive officers as a group (four persons)	75,028,250	82.67%	75,028,250	81.24%

(1)	Mr. Luna owns 2,000,000 shares of Series A Preferred Stock, which have voting power per share of 100 to 1 of common stock. For purposes of this table, the Series A Preferred Stock is shown based on its voting power relative to common stock.
(2)	Includes 5,528,250 shares of common stock owned by Luna Consultant Group, LLC.

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SELLING STOCKHOLDERS

The following table sets forth the names of the Selling Stockholders, the number of shares of our common stock beneficially owned by such Selling Stockholders before this Offering, the number of shares that may be offered for such Selling Stockholders for their account and the number and (if 1% or more) the percentage of the class to be beneficially owned by such Selling Stockholders after completion of the Offering. The number of shares owned are those beneficially owned, as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 136,714,496 shares of our common stock outstanding immediately prior to this Offering.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite each such Selling Stockholder’s name, subject to community property laws, where applicable, and (b) no Selling Stockholders had any position, office, or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the Offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the Offering Statement of which this Offering Circular forms a part.

Name	Shares of Common Stock Owned Prior to the Offering	Percentage of Ownership Before the Offering	Number of Shares Being Offered (1)	Shares of Common Stock Owned After the Offering (2)	Percentage of Ownership After the Offering (2)
Michele R. Manago	150,000	0.11%	150,000	0	0
Ralph Fratus Jr & Suzanne Fratus, JTWROS	100,000	0.08%	100,000	0	0
John C. Coats and Desiree A. Coats, Trustees of the John C. and Desiree A. Coats Trust, dated March 29, 2004	200,000	0.15%	200,000	0	0
Breede FLP 2013 LLC	100,000	0.08%	100,000	0	0
JSG Living Trust John S. Grubb, Trustee	200,000	0.15%	200,000	0	0
1013 Partners, LLC	300,000	0.23%	300,000	0	0
Robert Michael Olson	160,000	0.12%	160,000	0	0
Michael Edward Breede	100,000	0.08%	100,000	0	0
Kent D. Baker Revocable Trust	100,000	0.08%	100,000	0	0
Richard Dion	100,000	0.08%	100,000	0	0
Dana Amato (3)	1,400,000	0.30%	400,000	1,000,000	0.72%
Sal DeStefano	100,000	0.08%	100,000	0	0
Michael A. Schern	200,000	0.15%	200,000	0	0
Vanessa Costilla	100,000	0.08%	100,000	0	0
OBLB19, LLC	200,000	0.15%	200,000	0	0
Total	3,510,000	1.92%	2,510,000	1,000,000	0.72%

(1)	The Selling Stockholders may only make offers and sales of their shares of up to 30% of the gross proceeds from this Offering.
(2)	Because the Selling Stockholders may offer and sell all or only some portion of the shares of our common stock being offered pursuant to this Offering Circular and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the Selling Stockholders will hold upon termination of the Offering. These columns assume that the Selling Stockholders will sell all of their respective Resale Shares being qualified herein.
(3)	Includes 1,000,000 shares of common stock owned by Aries Capital Partners, LLC, to which Mr. Amato is considered its beneficial owner, and is not being offered pursuant to this Offering Circular.

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DESCRIPTION OF SECURITIES

General

Alternative Ballistics Corporation was formed as a Nevada company on August 27, 2020. Our authorized capital stock consists of 260,000,000 shares, comprised of 250,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value, 5,000,000 of which are designated as Series A Preferred Stock (the “Series A Preferred Stock”).

Immediately prior to this Offering, there were 136,714,496 shares of common stock outstanding and 2,000,000 shares of Series A Preferred Stock outstanding. Upon completion of this Offering, assuming we raise the Maximum Offering amount, as a result of the issuance of 5,890,000 shares of common stock, there will be 142,604,496 shares of our common stock issued and outstanding.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

Our Articles of Incorporation authorize our Board of Directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our shareholders. Our Board of Directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations, and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

Series A Preferred Stock

We have authorized 10,000,000 shares of Preferred Stock. Of these shares, 5,000,000 have been designated as Series A, of which 2,000,000 are issued and outstanding, of which 2,000,000 shares of Series A Preferred Stock are issued to our Chief Executive Officer.

Voting Rights. Our Series A Preferred Stock has no other rights other than voting rights that entitle the holder to 100 votes per each share of Series A Preferred Stock on all matters presented to be voted by the holders of common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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Anti-Takeover Provisions Under the Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statutes (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and places certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We do not have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The NRS control share statutes only apply to issuers that have 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and whom do business in Nevada directly or through an affiliated corporation. We do not currently meet these requirements and as such these provisions do not apply to us.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We do not have a provision in our Amended and Restated Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us, subject to the above limitations.

Removal of Directors

Section 78.335 of the NRS provides that two-thirds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our Board of Directors:

-	the right of our Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death, or removal of a director; and
-	the requirement that a special meeting of stockholders may be called only by either (i) the Chairman of the Board; (ii) written request by a majority of the Board; or (iii) one or more stockholders holding shares in the aggregate entitled to cast not less than 50% of the votes at that meeting.

Limitation on Liability and Indemnification of Directors and Officers

Our charter documents limit the liability of our directors and officers. Our charter documents state that we shall indemnify, or advance expenses to, to the fullest extent authorized or permitted by the NRS, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that they (i) are or were a director of the Corporation; (ii) are or were serving at the request of the Corporation as a director of another corporation; (iii) are or were an officer of the Corporation, provided that they are or were at the time a director of the Corporation; or (iv) are or were serving at the request of the Corporation as an officer of another corporation, provided that they are or were at the time a director of the Corporation or a director of such other corporation, serving at the request of the Corporation.

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In addition to the right of indemnification, unless otherwise expressly prohibited by the Nevada Revised Statutes, the Board of Directors shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact that they are or were an officer, employee or agent of the Corporation, or are or were serving at the request of the Corporation as an officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of the foregoing sentence may apply for indemnification of advancement of expenses to any court of competent jurisdiction.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities under the Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being qualified, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11958, United States.

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CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences to you of the acquisition, ownership, and disposition of shares of our common stock offered pursuant to this Offering Circular. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, and, except as otherwise specifically provided herein, it does not address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this Offering Circular. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership, or disposition of the shares of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to holders who purchase shares of our common stock pursuant to this Offering Circular and who hold the shares of our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation:

●	financial institutions, banks, and thrifts;
●	insurance companies;
●	tax-exempt organizations;
●	“S” corporations, partnerships, or other pass-through entities;
●	traders in securities that elect to mark to market;
●	regulated investment companies and real estate investment trusts;
●	broker-dealers or dealers in securities or currencies;
●	United States expatriates;
●	persons subject to the alternative minimum tax;
●	persons holding our stock as a hedge against currency risks or as a position in a straddle; or
●	U.S. holders (as defined below) whose functional currency is not the United States dollar.

If a partnership (or other entity taxed as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the specific United States federal income tax consequences to them.

Prospective investors should consult their tax advisors regarding the particular United States federal income tax consequences to them of acquiring, owning, and disposing of shares of our common stock, as well as any tax consequences arising under any state, local or foreign tax laws and any other united states federal tax laws.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock who, for United States federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state or in the District of Columbia;
●	an estate the income of which is subject to United States federal income taxation regardless of its source; or
●	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

A “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. holder” nor an entity treated as a partnership for United States federal income tax purposes.

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Taxation of U.S. Holders

Distributions on Shares of Our Common Stock. If we make cash or other property distributions on shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent of our current and accumulated earnings and profits, as determined under United States federal income tax principles. Subject to certain limitations, these distributions may be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Dividends paid to non-corporate U.S. holders generally will qualify for taxation at special rates as “qualified dividends” if such U.S. holder meets certain holding period and other applicable requirements. The special rate will not, however, apply to dividends received to the extent that the U.S. holder elects to treat dividends as “investment income,” which may be offset by investment expense.

Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a U.S. holder’s tax basis in the shares of our common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s tax basis in its shares of our common stock will be taxable as capital gain realized on the sale or other disposition of the shares of our common stock and will be treated as described under “—Sales or Other Taxable Dispositions of Shares of Our Common Stock” below.

Sale or Other Taxable Dispositions of Shares of Our Common Stock. If a U.S. holder sells or disposes of shares of our common stock, such U.S. holder generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. holder’s adjusted basis in the shares of our common stock for United States federal income tax purposes. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the shares of our common stock for more than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information reporting will generally apply to U.S. holders with respect to payments of dividends on shares of our common stock and to certain payments of proceeds on the sale or other disposition of shares of our common stock. Certain U.S. holders may be subject to U.S. backup withholding on payments of dividends on shares of our common stock and certain payments of proceeds on the sale or other disposition of shares of our common stock unless the beneficial owner of shares of our common stock furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s United States federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the IRS.

Medicare Tax. A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to an additional tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes dividends, and net gains from the disposition of common stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate, or trust should consult their tax advisor regarding the applicability of the Medicare tax to their income and gains in respect of their investment in our common stock.

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Taxation of Non-U.S. Holders

Distributions on Shares of Our Common Stock. Distributions that are treated as dividends (see “Taxation of U.S. Holders—Distributions on Shares of Our Common Stock”) generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits (and therefore whether the distribution will be treated as a dividend), we intend to withhold from the distribution at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying such non-U.S. holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated as required by law. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the shares of our common stock are effectively connected with such non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on shares of our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Distributions that we determine are in excess of our current and accumulated earnings and profits and that are in excess of a non-U.S. holder’s tax basis in its shares of our common stock will be treated as gain from the sale of common stock as described under “—Sales or Other Taxable Dispositions of Shares of Our Common Stock” below.

Sales or Other Taxable Dispositions of Shares of Our Common Stock. Subject to the discussion of backup withholding and withholding tax relating to foreign accounts below, a non-U.S. holder generally will not be subject to United States federal income tax for gain recognized on a sale or other disposition of common stock unless one of the following conditions is satisfied:

●	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment maintained in the United States by such non-U.S. holder). The non-U.S. holder will, unless an applicable treaty provides otherwise, be taxed on its net gain derived from the sale or other disposition under regular graduated United States federal income tax rates. Effectively connected gains realized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or a lower rate as may be specified by an applicable income tax treaty;
●	in the case of a non-U.S. holder who is an individual and holds the common stock as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions exist. Such gain will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States); or
●	our common stock constitutes a USRPI within the meaning FIRPTA by reason of our status as a USRPHC for United States federal income tax purposes.

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With respect to the third bullet point above, because of our holdings of United States real property interests, we believe that we are a USRPHC for United States federal income tax purposes. Because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and any foreign real property interests, it is possible that we may not remain a USRPHC in the future. As a USRPHC, if a class of our stock is regularly traded on an established securities market, such stock will be treated as a USRPI only with respect to a non-U.S. holder that actually or constructively holds more than 5% of such class of stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for such stock. We anticipate that our common stock will be regularly traded on an established securities market following this Offering. However, no assurance can be given in this regard and no assurance can be given that our common stock will remain regularly traded in the future. If gain on the sale or other taxable disposition of shares of our common stock were subject to taxation under FIRPTA as a sale of a USRPI, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or other taxable disposition of shares of our common stock is subject to tax under FIRPTA, the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price unless an exception applies. A non-U.S. holder also will be required to file a United States federal income tax return for any taxable year in which it realizes a gain from the disposition of our common stock that is subject to United States federal income tax.

Non-U.S. holders should consult their tax advisors concerning the consequences of selling or otherwise disposing of shares of our common stock.

Backup Withholding Tax and Information Reporting. We must report annually to each non-U.S. holder of shares of our common stock and to the IRS the amount of payments on the shares of our common stock paid to such non-U.S. holder and the amount of any tax withheld with respect to those payments. These information reporting requirements apply even if no withholding was required because the payments were effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to distribution payments to a non-U.S. holder of shares of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax Relating to Foreign Accounts. The Foreign Account Tax Compliance Act (“FATCA”) provides that a 30% withholding tax will be imposed on certain payments (including dividends as well as gross proceeds from sales of stock giving rise to such dividends) made to a foreign financial institution (as specifically defined in the Code) and certain other foreign entities if such entity fails to satisfy certain new disclosure and reporting rules. FATCA generally requires that (i) in the case of a foreign financial institution, the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a foreign non-financial institution, the entity identifies and provides information in respect of substantial U.S. owners of such entity. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

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PLAN OF DISTRIBUTION

Best Efforts

Shares offered by the Company will be sold through our executive officers and directors on a best-efforts basis. We may also engage Placement Agents and pay such agents cash and/or securities-based compensation.

Placement Agent and Broker of Record

We have engaged Emerson Equity LLC (the “Placement Agent”) as our placement agent for the sale of Shares in all states where the Placement Agent is registered and broker of record for the following states: Alabama, Arizona, Florida, Nebraska, Nevada, New Jersey, North Dakota, New York, Texas, and Washington (the “Broker of Record States”). The Placement Agent is registered with the Commission and is a member of FINRA. The Placement Agent is not required to sell any specific number or dollar amount of securities but will use its “reasonable best efforts” to sell the Shares offered, meaning that the Placement Agent is not obligated to purchase any specific number or dollar amount of Shares, but will use its best efforts to sell the Shares. The Placement Agent is authorized to enlist other Commission registered FINRA members (the “Selling Group Members”) to sell the Shares.

The Placement Agent is entitled to compensation of (i) a selling commission of up to 6% of the purchase price of the securities sold by the Placement Agent (the “Total Sales”), which it will reallow to Selling Group Members; provided, however, that the amount may be reduced to the extent a lower commission rate is negotiated with a Selling Group Member; (ii) a placement fee equal to 1.0% of the Total Sales of the securities sold in the Broker of Record States; (iii) a wholesaler fee in an amount up to 1% of the Total Sales, which may be reallowed, in whole or in part, to certain wholesalers, some of which may be affiliates of the Placement Agent; and (iv) a non-accountable marketing and due diligence allowance of up to 1.0% of the Total Sales, which may be reallowed, in whole or in part, to the Selling Group Members.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)I of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Act (an “Accredited Investor”). If you meet one of the following tests you may qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;
(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the securities;
(iii)	You are an executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;
(iv)	You are a holder in good standing of the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65), each as issued by FINRA;
(v)	You are a corporation, limited liability company, partnership or are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring our securities, with total assets in excess of $5,000,000;
(vi)	You are a bank or a savings and loan association or other institution as defined in the Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;
(vii)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(viii)	You are a trust with total assets in excess of $5,000,000, your purchase of our securities is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in our securities;
(ix)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000;
(x)	You are a Commission or state-registered investment adviser or a federally exempt reporting adviser;
(xi)	You are a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
(xii)	You are an entity not listed above that that owns “investments,” in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered; or
(xiii)	You are an Investor certifies that (A) it is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (i) with at least $5 million in assets under management, (ii) not formed for the specific purpose of acquiring the securities offered and (iii) whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment or (B) that it is a “family client” as defined in Rule 202(a)(11)(G)-1, of a family office meeting the criteria specified above.

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Offering Period and Expiration Date

This Offering began on February 26, 2024, the date the Offering Statement of which this Offering Circular is a part was declared qualified by the Commission (the “Qualification Date”). We have commenced the sale of the securities described herein. The Offering will terminate at the earlier of (i) the date at which the Maximum Offering has been sold, (ii) one year from the Qualification Date; or (iii) the date on which this Offering is earlier terminated by us in our sole discretion (the “Termination Date”).

Procedures for Subscribing

If you decide to subscribe for our securities offered in this Offering, you should:

1.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in our common stock is suitable for you.

2.	Visit our investment platform hosted by Issuance, Inc. at http://invest.issuance.com/alternativeballistics_rega or by clicking on the “Invest Now” button on our website.

3.	Electronically complete, sign, and submit the Subscription Agreement on the platform. Concurrently with the submission of the Subscription Agreement, you must make payment of the purchase price for the shares pursuant to the instructions in the Subscription Agreement. The subscription funds will be held by Issuance, Inc. until such time as your Subscription Agreement is either accepted or rejected by us and, if accepted, such further time until you are issued the shares for which you subscribed.

4.	We will review the completed subscription documentation. You may be asked to provide additional information. We will contact you directly, if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering at any time prior to accepting the funds from your investment (each, a “Closing”). The maximum time period which your funds may be held pending a Closing without being accepted or rejected is 30 calendar days from the date we receive both your Subscription Agreement and subscription funds.

5.	Once the review is complete, we will inform you whether or not your application to subscribe for our shares is approved or denied and if approved, the number of shares for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded, without interest or deduction. We will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

6.	If all or a part of your subscription is approved, then the number of shares you are entitled to subscribe will be issued to you upon a Closing. Simultaneously with the issuance of your shares, the subscription monies will be transferred to us from Issuance, Inc.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement. We will rely on the information you provide in the Subscription Agreement and the supplemental information you provide in order to verify that you are qualified to invest in this Offering. If any information about your status changes prior to you being issued shares, please notify us immediately using the contact details set out in the Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

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Right to Reject Subscriptions. After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction. We have the right to review your subscription for a maximum time period of 30 calendar days from the date that we receive both your Subscription Agreement and funds prior to accepting or rejecting your subscription. Such time period may be extended by you, at your discretion, in the event that we request additional information to process your subscription, or for any other reason related to the review of your Subscription Agreement.

Acceptance of Subscriptions. Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the shares subscribed at Closing provided, however, that we reserve the right to reject any subscription, in whole or in part, for any reason or for no reason. Once you submit the Subscription Agreement, you may not revoke or change your subscription or request your subscription funds. All accepted Subscription Agreements are irrevocable.

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth, and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the securities.

In order to purchase the securities and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that they are either an Accredited Investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Closings

If, on the date of the first Closing (the “Initial Closing Date”), we have sold less than the Maximum Offering, then we may hold one or more additional Closings for additional sales (each an “Additional Closing”) until the Termination Date. We will consider various factors in determining the timing of any Additional Closings, including but not limited to the amount of proceeds received at the Initial Closing Date, any Additional Closings that have already been held, and indications of interest shown by any additional prospective investors.

Upon the Initial Closing Date and upon each Additional Closing, if any, the proceeds therefrom will be distributed to us from Issuance, Inc. and the associated securities will be issued to the investors therein. If the Initial Closing never occurs, the proceeds from the Offering will be promptly returned to investors, without interest. We may terminate the Offering without ever having a Closing.

Online Investment Platform

We have engaged Issuance, Inc. (“Issuance”) to provide certain technology services in connection with the Offering, including Issuance’s online platform. The Offering will be conducted on Issuance’s online platform at http://invest.issuance.com/alternativeballistics whereby investors will receive, review, execute, and deliver their Subscription Agreement electronically, as well as make payment of the purchase price by ACH debit transfer, wire transfer or credit card to an account designated by us. There is no escrow established for this Offering. We anticipate undertaking Closings on a rolling basis. After each Closing, funds tendered by investors will be available to us, and since there is no minimum Offering amount, we will have access to these funds even if they do not cover the expenses of this Offering.

64

If any Subscription Agreement for the purchase of shares of common stock is rejected by us, in our sole discretion, then the Subscription Agreement and the funds shall be promptly returned to the rejected investor.

We will pay certain itemized technology fees to Issuance for these services, including:

●	One-time platform set-up fee of $5,000;
●	Platform license fee of $2,495 per month;
●	Subscription fee of $15 per subscription;
●	Credit card processing fee of 5% of the amount of the transaction; provided that international investors with a non-U.S. address may be subject to an international card payment surcharge of 1%;
●	ACH processing fees of 4% of the amount of the transaction; and
●	Wire processing fees of 3% of the amount of the transaction.

Assuming that the Offering is open for 12 months and assuming that 50% of investments are made via ACH payment and 50% of investments are made via credit card, we estimate that the fees due to Issuance would be $565,040 if we raise the Maximum Offering (including the one-time platform set-up fee ($5,000) and the monthly online platform fee of $2,495 for 12 months (computed as $29,940), ACH transfer fee of 4.0% of 50% of the Maximum Offering (computed as $235,600), and credit card fees of 5.0% of 50% of the Maximum Offering (computed as $294,500)). These assumptions were used in estimating the Company’s Offering expenses and considered in the computation of the net proceeds due in the “Use of Proceeds.”

Issuance is not participating as an underwriter or placement agent of this Offering and will not solicit any investments, recommend our securities, or provide investment advice to any prospective investor. All inquiries regarding this Offering should be made directly to us.

No Minimum Offering Amount

There is no minimum Offering amount in this Offering and we may close on any funds that we receive. Potential investors should be aware that there can be no assurance that any other funds will be invested in this Offering other than their own funds.

Marketing

We have engaged 9629033 Canada INC DBA GrowthTurbine.com (“GrowthTurbine”) to provide certain services related to the marketing of our Offering. GrowthTurbine will be responsible for creating a marketing strategy, preparing our messaging and email campaigns to our potential investors; designing and producing our advertisements; and providing us with general analytics related to our various marketing and advertisement campaigns. We will pay GrowthTurbine a service fee of $15,000 per month as well as a fee of 10% of amounts spent on advertising over $50,000.

Selling Stockholders

We are qualifying the sale of shares of our common stock by the Selling Stockholders named herein. The Selling Stockholders may sell shares in the amount and at the time determined solely by the Selling Stockholders, provided that the Selling Stockholders may only make offers and sales of their shares of up to 30% of the gross proceeds from this Offering, or up to $5,020,000 if we raise the Maximum Offering. We will not receive any proceeds from the sale of securities by the Selling Stockholders.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11958, United States.

Expenses of Registration

We are bearing all costs relating to the Offering Statement of which this Offering Circular is a part. These expenses are estimated to be $795,040, including but not limited to, legal and accounting fees. The Selling Stockholders will be responsible for any commissions or other fees payable to brokers or dealers in connection with the sale of the Resale Shares, if any.

65

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this Offering Circular have been passed upon for the Company by FitzGerald Kreditor Bolduc Risbrough LLP.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being qualified or upon other legal matters in connection with the qualification or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our financial statements as of December 31, 2022 and 2021, and for the years then ended have been included in this Offering Circular have been so included in reliance upon the report of M&K CPAS, PLLC, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed the Offering Statement of which this Offering Circular is a part on Form 1-A with the Commission under the Act with respect to the securities being offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered by this Offering Circular, please see the Offering Statement and the exhibits and schedules filed with the Offering Statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Offering Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. All filings we make with the Commission are available on the Commission’s web site at www.sec.gov.

66

PART F/S

INDEX TO FINANCIAL STATEMENTS AND

FINANCIAL STATEMENTS

67

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Alternative Ballistics Corporation, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alternative Ballistics Corporation, Inc. (the Company) as of December 31, 2023 and 2022, and the related statements of operations, statements of stockholders’ deficit, and cash flows for the two years period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two years period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has not yet generated any significant revenue, has incurred recurring losses from operations, generated negative cash flows from operating activities and had an accumulated deficit that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 1, the Company has not yet generated any significant revenue, has incurred recurring losses from operations, generated negative cash flows from operating activities and had an accumulated deficit that raise substantial doubt about the Company’s ability to continue as a going concern.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses, which are difficult to substantiate.

We evaluated the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

www.mkacpas.com

We have served as the Company’s auditor since 2022.

The Woodlands, Texas

April 25, 2024

F-1

Alternative Ballistics Corporation, Inc

Balance Sheets

	December 31,
	2023	2022
ASSETS
Current assets
Cash	$561,645	$379,192
Prepaid expenses	4,950	5,795
Inventory	32,171	8,250
Total current assets	598,766	393,237

Other Assets
Fixed Assets, net	17,618	21,859
Total other assets	17,618	21,859

Total assets	$616,384	$415,096

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	386,849	266,473
Related Party interest payable	298,063	199,983
Convertible notes payable - short term, net of debt discount	-	100,000
Related Party Convertible Notes payable	-	600,000
Total current liabilities	684,912	1,166,456

Related Party Convertible notes payable - long term, net of debt discount	1,000,000	1,350,000
Total long-term liabilities	1,000,000	1,350,000

Total liabilities	1,684,912	2,516,456

Stockholders’ deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 2,000,000 and 2,000,000 shares issued and outstanding as of December 31, 2023 and 2022, respectively	2,000	2,000
Common stock, $0.001 par value, 250,000,000 shares authorized, 132,725,746 and 61,614,466 shares issued and outstanding as of December 31, 2023 and 2022, respectively	132,726	61,615
Additional paid in capital	41,876,829	3,188,003
Subscriptions Payable	123,334	1,250,000
Accumulated deficit	(43,203,417)	(6,602,979)
Total stockholders’ deficit	(1,068,528)	(2,101,361)

Total liabilities and stockholders’ deficit	$616,384	$415,096

F-2

Alternative Ballistics Corporation, Inc

Statements of Operations

	For the years ended
	December 31, 2023	December 31, 2022

Revenue	$2,279	$-
Less: Cost of Sales	$357
Gross Margin	1,922	-

Operating expenses
Sales and marketing	291,721	428,845
Research and development	23,657	64,257
Professional fees	223,001	269,882
General and administrative	35,757,413	2,953,164
Total operating expenses	36,295,792	3,716,148

Loss from operations	(36,293,870)	(3,716,148)

Other expenses
Interest expense	(306,568)	(237,926)
Total other expenses	(306,568)	(237,926)

Net loss before tax provision	(36,600,438)	(3,954,074)
Tax provision	-	-
Net loss	$(36,600,438)	$(3,954,074)

Net loss per common share - basic and diluted	$(0.42)	$(0.07)

Weighted average number of common shares outstanding - basic and diluted	87,464,105	57,126,139

F-3

Alternative Ballistics Corporation, Inc

Statement of Stockholder’s Deficit

	Series A Preferred Stock		Common Stock		Additional Paid-in	Subscriptions	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Deficit
Balance, December 31, 2021	2,000,000	2,000	52,528,752	52,529	2,082,088	-	(2,648,905)	(512,288)

Shares issued for cash, net of offering cost	-	-	50,000	50	24,950	-	-	25,000
Stock issued for services	-	-	1,150,000	1,150	203,851	-	-	205,001
Stock issued for services, Related Party			7,500,000	7,500	742,500	1,250,000		2,000,000
Shares issued for the settlement of Related Party loans payable	-	-	385,714	386	124,634	-	-	125,020
Interest imputed	-	-	-	-	9,980	-	-	9,980
Net income	-	-	-	-	-	-	(3,954,074)	(3,954,074)
Balance, December 31, 2022	2,000,000	2,000	61,614,466	61,615	3,188,003	1,250,000	(6,602,979)	(2,101,361)

Shares issued for cash, net of offering cost	-	-	4,010,000	4,010	1,800,990	-	-	1,805,000
Stock issued for services	-	-	4,140,000	4,140	2,065,860	123,334	-	2,193,334
Stock issued for services, Related Party			53,050,000	53,050	27,721,950	(1,250,000)	-	26,525,000
Shares issued on conversion of Notes Payable	-	-	9,911,280	9,911	1,119,649	-	-	1,129,560
Fair Value of Warrants issued for service					5,980,377			5,980,377
Net income	-	-	-	-	-	-	(36,600,438)	(36,600,438)
Balance, December 31, 2023	2,000,000	2,000	132,725,746	132,726	41,876,829	123,334	(43,203,417)	(1,068,528)

F-4

Alternative Ballistics Corporation, Inc

Statements of Cash Flows

	For the years ended
	December 31, 2023	December 31, 2022
Cash Flows from Operating Activities
Net loss	$(36,600,438)	$(3,954,074)
Stock Based Compensation	2,193,334	115,000
Loss on debt conversion	111,520	9,980
Fair Value of Warrants	5,980,377	-
Depreciation	10,302	9,641
Stock Based Compensation, related party	26,525,000	2,090,021

Changes in assets and liabilities:
Prepaid expenses	845	(5,795)
Inventory	(23,921)	(8,250)
Accounts payable and accrued liabilities	229,975	222,704
Net cash used in operating activities	(1,573,007)	(1,520,773)

Cash Flows from Investing Activities:
Purchase of fixed assets	(6,061)	(5,485)
Net cash used in investing activities	(6,061)	(5,485)

Cash Flows from Financing Activities:
Proceeds from notes payable - related party	(93,480)	-
Proceeds from convertible notes payable	50,000	1,450,000
Proceeds from sale of common stock	1,805,000	25,000
Net cash provided by financing activities	1,761,520	1,475,000

Net (decrease) increase in cash	182,452	(51,258)

Cash, beginning of period	379,192	430,450

Cash, end of period	$561,645	$379,192

Supplemental disclosure of cash flow information
Cash paid for interest	$199,308	$42,000
Cash paid for taxes

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Loans payable - related party settled with stock	$856,520	$125,020
Debt settled with stock	$161,520	$-
Forgiveness of stock payable by related parties	$1,250,000	$-

F-5

Notes to the Financial Statements

1.	ORGANIZATION AND BUSINESS OPERATIONS

Alternative Ballistics Corporation (the “Company”) was incorporated in the State of Nevada on August 27, 2020. Our offices are located at 5940 S. Rainbow Blvd, Las Vegas, NV 89118.

Alternative Ballistics Corporation is a next generation less-lethal technology company. It is a new venture, which specializes in the production and distribution of a less-lethal impact munition known as “The Alternative® - to Lethal Force” designed for the law enforcement industry.

Basis of Presentation

The accompanying financial statements represent the results of operations, financial position and cash flows of Alternative Ballistics Corporation. prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated sufficient revenues to provide sufficient cash flows to enable the Company to finance its operations internally. As of December 31, 2023, and 2022, the Company had $561,645 and $379,192 cash on hand. At December 31, 2023, and 2022, the Company has an accumulated deficit of $43,203,417 and $6,602,979, respectively. For the twelve months ended December 31, 2023, the Company had a net loss and cash used in operations of $36,600,438 and $1,573,006, respectively. For the twelve months ended December 31, 2022, the Company had a net loss and cash used in operations of $3,954,074, and $1,520,773, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Over the next twelve months management intends to raise additional capital through debt and equity financing in order to develop and test it products. If the Company fails to obtain additional capital the Company may be forced to scale back or discontinue its operations. However, there is no guarantee the Company will raise capital to continue operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements represent the results of operations, financial position and cash flows of Alternative Ballistics Corporation. prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-6

Fair Value of Financial Instruments

The Company measures fair value in accordance with Accounting Standards Codification (“ASC”) 820 – Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2022, and 2021 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, inventory, accounts payable and accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at December 31, 2023, and 2022.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs.

Related parties

The Company follows ASC 850, “Related Party Disclosures” for reporting activities with related parties. A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Impairment of Long-Lived Assets

Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. In such situations, long-lived assets are considered impaired when future undiscounted cash flows resulting the use of the asset and its eventual disposition are less than the asset’s carrying amount. In such situations, the asset is written down to the present value of the estimated future cash flows. Factors that are considered when evaluating long-lived assets for impairment include a current expectation that it is more likely than not that the long-lived asset will be sold significantly before the end of its useful life, a significant decrease in the market price of the long-lived asset, and a change in the extent of manner in which the long-lived asset is being used. Based on management’s assessment there were no impairments to its long-lived assets at December 31, 2023 and 2022.

F-7

Property and Equipment

Property and equipment are recorded at cost for purchases over $500 and depreciated using the straight-line method over the estimated useful lives ranging from three to ten years. The Company capitalizes direct costs associated with property and equipment in accordance with ASC 360 – Property, Plant, and Equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of their useful life or the term of the related lease. Expenditures for ordinary repairs and maintenance are expensed as incurred.

Advertising

The Company expenses the cost of advertising, including promotional expenses, as incurred. Advertising expenses for the twelve months ended December 31, 2023, and 2022 was $80,638 and $79,821, respectively.

Research and Development

Costs related to the conceptual formulation and design of products and processes are charged to Research and Development as incurred. Development of a product is deemed complete when it is qualified through reviews and tests for performance and reliability. Subsequent to product qualification, product costs are included in cost of goods sold. Research and Development expenses for the twelve months ended December 31, 2023, and 2022 was $23,657 and $64,257, respectively.

Stock-based Compensation

The Company recognizes stock-based compensation issued to employees in accordance with ASC 718 – Compensation: Stock Compensation, based on the fair value of the equity instrument in exchange for employee services and the resulting recognition of compensation expense.

Income Taxes

The Company accounts for its income taxes in accordance with FASB Codification Topic ASC 740-10, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Concentrations of Credit Risk and Financial Instruments

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash.

The Company’s cash balances are placed at financial institutions, which at times, may exceed federally insured limits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash

Basic and Diluted Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

The Company reports earnings (loss) per share in accordance with FASB Codification Topic ASC 260-10 “Earnings Per Share”, Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented for the year ending December 31, 2023 and December, 2022, respectively since the effect of the assumed exercise of options and warrants to purchase common shares (common stock equivalents) would have an anti-dilutive effect. There are 20,890,313 and 22,666,667 additional shares issuable in connection with outstanding options, warrants, stock payable and convertible debts as of December 31, 2023 and December, 2022, respectively.

F-8

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires companies that lease assets (lessees) to recognize the assets and related liabilities for the rights and obligations created by the leases on the balance sheet for leases with terms exceeding 12 months. ASU 2016-02 defines a lease as a contract or a part of a contract that conveys the right to control the use of identified assets for a period of time in exchange for consideration. The lessee in a lease will be required to initially measure the right-of-use asset and lease liability at the present value of remaining lease payments, as well as capitalize initial direct costs as part of the right-of-use asset. ASU 2016-02 is effective for the Company for the year ending December 31, 2021. Early adoption is permitted. The Company is evaluated an impact and noted that the new standard does not have a material impact on the Company’s results of operations or cash flows.

In August 2020, the FASB issued ASU 2020-06, “Debt - Debt with Conversion and Other Options (subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (subtopic 815-40),” which reduces the number of accounting models in ASC 470-20 that require separate accounting for embedded conversion features. As a result, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost as long as no other features require bifurcation and recognition as derivatives. By removing those separation models, the effective interest rate of convertible debt instruments will be closer to the coupon interest rate. Further, the diluted net income per share calculation for convertible instruments will require the Company to use the if-converted method. The treasury stock method should no longer be used to calculate diluted net income per share for convertible instruments. The amendment will be effective for the Company for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is evaluated the impact and noted that the new standard does not have a material impact on the Company’s results of operations or cash flows.

3.	PROPERTY AND EQUIPMENT, NET

Property and equipment as of December 31, 2023, and 2022 comprise of the following:

	December 31,
	2023	2022	Estimated Useful Lives
Tooling and molds	86,711	85,525	10 years
Computer equipment	7,467	3,712	3 years
Furniture and fixtures	3,964	2,844	5 years
	98,142	92,081
Less accumulated deprecation	(80,524)	(70,222)
Total property and equipment, net	17,618	21,859

Depreciation expense for the years ended December 31, 2023, and 2022 was $10,302 and $9,641, respectively.

F-9

4.	CONVERTIBLE NOTES

The Company has the following notes outstanding:

	December 31,
	2023	2022
Note payable, secured, 15% interest, due October, 2023	$-	$100,000

On October 21, 2022, the Company issued a convertible promissory notes with a principal amount of $100,000. The notes bear interest at a rate of 12% per annum and matured on October 21, 2023. In September 2023, the company converted the principal and accrued interest on the note into 446,080 shares of common stock. The Company recorded a loss of $112,520 on the note conversion.

Interest expense for the years ended December 31, 2023, and 2022 was $9,144 and $2,339, respectively.

5.	NOTES PAYABLE TO RELATED PARTIES

On September 17, 2017, the Company entered into two unsecured promissory note agreement with a related parties for working capital purposes for total proceeds of $125,000. The promissory notes are due on demand. The Company used 8% imputed interest as there was no formal agreement with the note holders. On May 9, 2022, the Company issued 385,714 of its common stock valued at $125,000 to settle its debt payable in the amount of $135,000.

Total imputed Interest for the year ended December 31, 2023, and 2022 was $0 and $9,980, respectively.

6.	CONVERTIBLE NOTES PAYABLE TO RELATED PARTIES

The company had the following convertible notes payable related party outstanding:

	December 31,
	2023	2022
Related party convertible note payable, secured, 15% interest, due August 2023	$-	$250,000
Related party convertible note payable, secured, 15% interest, due October 2023	-	350,000
Related party convertible note payable, secured, 15% interest, due March 2025	1,000,000	1,000,000
Related party convertible note payable, secured, 15% interest, converted September, 2023	-	350,000
Total Related Party Convertible Notes Payable	$1,000,000	$1,950,000
Less Current Portion	-	600,000
Related Party Convertible Notes Payable - Long Term	$1,000,000	$1,350,000

On August 13, 2021, the Company issued a convertible promissory note with a principal amount of $250,000. The note bears interest at 15% per annum and matured on August, 2022. The note and accrued interest are convertible at the option of the noteholder at $0.10 per share but would mandatorily convert to common stock at the same price upon an up list to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes. In August, 2022, upon maturity of the $250,000 convertible promissory note, the Company paid the accrued interest to its holder and extended the term of the promissory note until August 13, 2023. In August, 2023, upon maturity of the $250,000 convertible promissory note, the company converted the principal balance on the note into 5,000,000 shares of common stock and paid the accrued interest on the note, pursuant to the terms in the agreement.

On December 31, 2021, the Company issued a convertible promissory notes with a principal amount of $350,000. The note bears interest at a rate of 15% per annum, matured on December 31, 2022. On December 31, 2022 upon maturity of the $350,000 convertible promissory note, the Company extended the term of the promissory note until December 31, 2024 at the same rate of interest. The notes and accrued interest are convertible at the option of the noteholder at $0.10 per share but will mandatorily convert to common stock at the same price upon an up list to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes. In October, 2023 the company paid $200,000 of principal and accrued interest and converted the remaining principal of the $350,000 convertible promissory into 2,565,200 shares of common stock, pursuant to the terms in the agreement.

F-10

On March 30, 2022, the Company issued a convertible promissory note with a principal amount of $1,000,000. The note bears interest at a rate of 15% per annum and matures on March 30, 2024. In 2023, the company extended the term of the promissory note until March 29, 2025, at the same rate of interest. As consideration for the extension, the Company issued 10,000,000 shares on 17 month warrants exercisable at $0.025 per share.

On October 18, 2022, the Company issued a convertible promissory notes with a principal amount of $350,000. The notes bear interest at a rate of 15% per annum and matured on October 18, 2023. In September, 2023, the company converted the principal balance on the note into 1,400,000 shares of common stock and paid the accrued interest on the note, pursuant to the terms in the agreement.

Relate Parties interest expense and accrued interest for the year ended December 31, 2023 was $297,387 and $298,063 respectively. Interest expense and accrued interest in connection with these notes for the year ended December 31, 2022 was $225,607 and $199,983 respectively.

Interest expense and accrued interest for the year ended December 31, 2023 was $306,568 and $298,063 respectively. Interest expense and accrued interest in connection with these notes for the year ended December 31, 2022 was $237,926 and $202,323 respectively.

7.	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company recorded the valuation allowance due to the uncertainty of future realization of federal and state net operating loss carryforwards. The deferred income tax assets are comprised of the following at December 31, 2023 and 2022:

	2023	2022
Deferred income tax assets:	$967,549	$568,107
Valuation allowance	(967,549)	(568,107)
Net deferred tax asset	$-	$-

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2023 and 2022:

	2023	2022
Effective Tax Rate Reconciliation:
Federal statutory tax rate	21.0%	21.0%
State taxes, net of federal benefit	0.0%	0.0%
Change in valuation allowance	(21.0)%	(21.0)%
Effective tax rate	0.0%	0.0%

The current income tax benefit of $399,442 and 367,226 generated for the year ended December 31, 2023 and 2022, respectively, was offset by an equal increase in the valuation allowance. The valuation allowance was increased due to uncertainties as to the Company’s ability to generate sufficient taxable income to utilize the net operating loss carryforwards which is the only significant component of deferred taxes.

F-11

As of December 31, 2023, the Company had net operating loss carryforwards of approximately $4,607,377 in net operating loss carryforwards expire in 2024 through 2031. The current year’s net operating loss will carryforward indefinitely, limited to 80% of the current year taxable income.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of December 31, 2023 and 2022 the Company has no unrecognized uncertain tax positions, including interest and penalties.

8.	STOCKHOLDERS’ EQUITY

Stock Warrants

On March 4, 2021, the Company sold 2,500,000 shares of common stock and 10,000,000 2-year warrants exercisable at $0.025 for cash proceeds of $250,000. These shares and warrants were sold for cash. On March 4, 2023, the warrants expired.

On August 23, 2023, the Company issued 10,000,000 shares on 17 month warrant exercisable at $0.025 per share, as consideration for extending a maturing note payable of $1,000,000.

On July 11, 2023, the Company sold 400,000 shares of common stock and 400,000 1-year warrants exercisable at $0.25 per share for cash proceeds of $100,000. These shares and warrants are included in the common stock sold for cash below.

On October 3, 2023, the Company issued 2,000,000 shares on 1-year warrants exercisable at $0.25 per share for services rendered.

On October 6, 2023, the Company issued 2,000,000 shares on 1-year warrants exercisable at $0.25 per share for services rendered.

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

December 31,
	2023	2022
Average risk-free interest rates	5.15 - 5.49%	-%
Average expected life (in years)	1.0 - 1.6	-
Volatility	62.9 - 84.3%	-%

F-12

The following is a summary of activity of outstanding common stock warrants:

	Number of Shares	Weighted Average Exercise Price

Balance, December 31, 2020	-	-
Warrants granted and assumed	10,000,000	$0.25
Balance, December 31, 2021	10,000,000	$0.25
Warrants granted and assumed	-	-
Balance, December 31, 2022	10,000,000	$0.25
Warrants expired	(10,000,000)	$0.25
Warrants granted and assumed	14,400,400	$0.18
Balance, December 31, 2023	14,400,000	$0.18

The warrants were expensed immediately due to the vesting period, resulting in $5,980,378 of stock-based compensation expense during the year ended December 31, 2023.

Overview

The Company is authorized to issue up to 250,000,000 shares of common stock with a par value of $0.001. The Company is also authorized to issue 5,000,000 and 5,000,000 shares of preferred stock and Series A preferred stock with a par value of $0.001, respectively.

As of December 31, 2023, and 2022, there were 132,725,746 and 61,614,466 shares of common stock issued and outstanding, respectively.

As of December 31, 2023 and 2022, there were 0 and 0 shares of Preferred stock issued and outstanding, respectively.

As of December 31, 2023 and 2022, there were 2,000,000 and 2,000,000 shares of Series A Preferred stock issued and outstanding, respectively.

Series A Preferred Stock

On September 10, 2020, the Board of Directors approved the designation of a class of preferred stock “Series A Preferred Stock” consisting of five million 5,000,000, par value $0.001.

On September 10, 2020, the Company issued 2,000,000 shares of Preferred Stock to its CEO as founder shares.

Under the Certificate of Designation, holders of the Series A Preferred Stock are entitled to vote together with the holders of the Company’s common stock on all matters submitted to shareholders at a rate of one hundred (100) votes for each share held. The formal designation was filed on September 30, 2022

Common Stock

During the year ended December 31, 2022, the Company issued 385,714 of its common stock valued at $125,000 to settle certain related party debt in the amount of $125,000.

During the year ended December 31, 2022, the Company issued 50,000 shares of common stock for cash proceeds of $25,000.

F-13

During the year ended December 31, 2022, the Company issued 8,650,000 shares valued at $955,000 for service, which is based on the price the Company raised capital during the year.

During the year ended December 31, 2022, the Company accrued $1,250,000 in stock payable for services, which is based on the price the Company raised capital during the year. The stock was issued in 2023.

During the year ended December 31, 2023, the Company issued 4,010,000 shares of common stock for cash proceeds of $1,805,000.

During the year ended December 31, 2023, the Company issued 9,911,280 shares of common stock to settle principal and accrued interest on convertible promissory notes of $1,129.560.

During the year ended December 31, 2023, the Company issued 57,190,000 shares valued at $28,718,334 for service, which is based on the price the Company raised capital during the year.

During the year ended December 31, 2023, the Company accrued $123,334 in stock payable for services, which is based on the price the Company raised capital during the year.

9.	SUBSEQUENT EVENTS

On January 1, 2024, the Company entered into a two year operating lease for office space.

On February 26, 2024, the SEC qualified the Company’s Regulation A offering, listed at $2.00 a share.

On March 29, 2024, the Company extended the term of the $1,000,000 promissory note until March 29, 2025, at the same rate of interest.

F-14

5,890,000 SHARES OF COMMON STOCK BY THE COMPANY

2,510,000 SHARES OF COMMON STOCK BY THE SELLING STOCKHOLDERS

ALTERNATIVE BALLISTICS CORPORATION

OFFERING CIRCULAR

June 10, 2024

PART III. EXHIBITS.

EXHIBIT INDEX

Exhibit		Description
1.1	*	Placement Agent Agreement with Emerson Equity LLC dated March 21, 2024
2.1		Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on August 27, 2020
2.2		Certificate of Amendment to Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on July 8, 2021
2.3		Certificate of Designation of the Registrant filed with the Nevada Secretary of State on July 12, 2021
2.4		Certificate of Amendment to Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on July 18, 2022
2.5		Certificate of Amendment to Certificate of Designation of the Registrant filed with the Nevada Secretary of State on September 30, 2022
2.6		Bylaws of the Registrant
3.1	†	2021 Omnibus Equity Compensation Plan of the Registrant
4.1		Form of Subscription Agreement
6.1	†	A&R Executive Employment Agreement between the Registrant and Steven Luna dated August 24, 2021
6.2	†	A&R Executive Employment Agreement between the Registrant and Jason LeBlanc dated August 24, 2021
6.3	†	A&R Executive Employment Agreement between the Registrant and Richard Nagle dated August 24, 2022
6.4	†	A&R Executive Employment Agreement between the Registrant and Vanessa Luna dated August 24, 2022
6.5		Form of Advisory Agreement
6.6		Lease Agreement between the Registrant and Premier Workspaces dated May 17, 2023
6.7		Agreement with Issuance, Inc. dated November 17, 2023
6.8		Agreement with GrowthTurbine dated January 30, 2024
11.1	*	Consent of FitzGerald Kreditor Bolduc Risbrough, LLP (included in Exhibit 12.1)
11.2	*	Consent of M&K CPAS, PLLC
12.1	*	Opinion of FitzGerald Kreditor Bolduc Risbrough, LLP
14.1		Power of attorney (See signature page of Offering Statement on Form 1-A )

†	Indicates management contract or compensatory plan
*	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on June 10, 2024.

Alternative Ballistics Corporation

By:	/s/ Steven Luna
Steven Luna
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of Regulation A, as amended, this Offering Statement on Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Luna	Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2024
Steven Luna

*	Chief Operations Officer and Director	June 10, 2024
Jason LeBlanc

*	Executive Vice President and Chairman of the Board	June 10, 2024
Vanessa Luna

*	Chief Financial Officer	June 10, 2024
Richard Nagle	(Principal Financial Officer and Principal Accounting Officer)

*/s/ Steven Luna	June 10, 2024
Steven Luna,
Attorney-in-Fact

III-2